EXHIBIT 10.48 TO CURRENT REPORT ON FORM 8-K DATED AS OF JUNE 30, 2003
      ---------------------------------------------------------------------




--------------------------------------------------------------------------------





                           PURCHASE AND SALE AGREEMENT



                                 BY AND BETWEEN



                       SAFEGUARD HEALTH ENTERPRISES, INC.
                                    PURCHASER

                                       AND

                                HEALTH NET, INC.
                                     SELLER



                             HEALTH NET VISION, INC.


                            DATED AS OF JUNE 30, 2003



--------------------------------------------------------------------------------

                                     TABLE OF CONTENTS

ARTICLE I DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Section 1.1   Certain Definitions. . . . . . . . . . . . . . . . . . . . . . . . .   2
     Section 1.2   Other Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE II THE TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Section 2.1   General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Section 2.2   Purchase and Sale of the Shares. . . . . . . . . . . . . . . . . . .   8
     Section 2.3   Assumption and Indemnity Reinsurance Agreement . . . . . . . . . . .   8
     Section 2.4   HNL Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Section 2.5   Non-Assignable Contracts.. . . . . . . . . . . . . . . . . . . . . .   8
     Section 2.6   Replacement of Vision HMO Contracts of Joint Health Net Subscribers.   9
     Section 2.7   Transfer of Government Sponsored.. . . . . . . . . . . . . . . . . .  10
     Section 2.8   Replacement of Employee Vision Contacts and Policies.. . . . . . . .  10
     Section 2.9   Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Section 2.10  Administrative Services Agreement. . . . . . . . . . . . . . . . . .  12
     Section 2.11  Transition Services Agreement. . . . . . . . . . . . . . . . . . . .  12
     Section 2.12  Network Access Agreement . . . . . . . . . . . . . . . . . . . . . .  12
     Section 2.13  Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Section 2.14  Distribution of Excess Tangible Net Equity . . . . . . . . . . . . .  13
     Section 2.15  Purchase Price Allocation. . . . . . . . . . . . . . . . . . . . . .  13
     Section 2.16  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Section 2.17  Adjustment to Purchase Price.. . . . . . . . . . . . . . . . . . . .  13
     Section 2.18  Deliveries at the Closing by Seller. . . . . . . . . . . . . . . . .  15
     Section 2.19  Deliveries at the Closing by Purchaser . . . . . . . . . . . . . . .  15

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER. . . . . . . . . . . . . . . . . .  16
     Section 3.1   Organization of Seller . . . . . . . . . . . . . . . . . . . . . . .  16
     Section 3.2   Authorization, Validity and Enforceability . . . . . . . . . . . . .  16
     Section 3.3   No Violation or Breach . . . . . . . . . . . . . . . . . . . . . . .  16
     Section 3.4   Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . .  17
     Section 3.5   Organization and Qualification of the Company. . . . . . . . . . . .  17
     Section 3.6   Organization and Qualification of HNL. . . . . . . . . . . . . . . .  17
     Section 3.7   Capitalization of the Company. . . . . . . . . . . . . . . . . . . .  17
     Section 3.8   Title to the Shares. . . . . . . . . . . . . . . . . . . . . . . . .  17
     Section 3.9   Options or Other Rights. . . . . . . . . . . . . . . . . . . . . . .  18
     Section 3.10  Financial Statements.. . . . . . . . . . . . . . . . . . . . . . . .  18
     Section 3.11  No Material Adverse Change . . . . . . . . . . . . . . . . . . . . .  19
     Section 3.12  Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Section 3.13  Compliance with Law. . . . . . . . . . . . . . . . . . . . . . . . .  20
     Section 3.14  Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Section 3.15  Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     Section 3.16  Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Section 3.17  Employee Benefit Matters.. . . . . . . . . . . . . . . . . . . . . .  23
     Section 3.18  No Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     Section 3.19  Title to and Condition of Properties . . . . . . . . . . . . . . . .  23
     Section 3.20  Real Property Leases . . . . . . . . . . . . . . . . . . . . . . . .  24


                                      -i-

     Section 3.21  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Section 3.22  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . .  24
     Section 3.23  Software . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Section 3.24  Transactions With Affiliates . . . . . . . . . . . . . . . . . . . .  24
     Section 3.25  Improper Payments. . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER. . . . . . . . . . . . . . . . .  24
     Section 4.1   Organization of Purchaser. . . . . . . . . . . . . . . . . . . . . .  24
     Section 4.2   Authorization, Validity and Enforceability . . . . . . . . . . . . .  25
     Section 4.3   No Violation or Breach . . . . . . . . . . . . . . . . . . . . . . .  25
     Section 4.4   Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . .  25
     Section 4.5   Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Section 4.6   Certain Governmental Consents. . . . . . . . . . . . . . . . . . . .  26
     Section 4.7   Investment Representation. . . . . . . . . . . . . . . . . . . . . .  26
     Section 4.8   No Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Section 4.9   Investigation by Purchaser . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE V COVENANTS OF PURCHASER AND SELLER . . . . . . . . . . . . . . . . . . . . . .  27
     Section 5.1   Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . .  27
     Section 5.2   Consents and Approvals.. . . . . . . . . . . . . . . . . . . . . . .  29
     Section 5.3   Cooperation and Further Assurances . . . . . . . . . . . . . . . . .  29
     Section 5.4   Access to Information. . . . . . . . . . . . . . . . . . . . . . . .  30
     Section 5.5   Notice of Litigation and Requests. . . . . . . . . . . . . . . . . .  30
     Section 5.6   Notice of Changes and Defaults . . . . . . . . . . . . . . . . . . .  30
     Section 5.7   Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     Section 5.8   Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     Section 5.9   Distribution of Excess Tangible Net Equity . . . . . . . . . . . . .  32
     Section 5.10  Transfer of HNL Contracts. . . . . . . . . . . . . . . . . . . . . .  32
     Section 5.11  Replacement of Seller Employee Vision Contracts and Policies.. . . .  32
     Section 5.12  Replacement of Vision HMO Contracts of Joint Health Net Subscribers.  32
     Section 5.13  Transfer of Government Sponsored.. . . . . . . . . . . . . . . . . .  32
     Section 5.14  Reinsurance Agreement. . . . . . . . . . . . . . . . . . . . . . . .  32
     Section 5.15  Administrative Services Agreement. . . . . . . . . . . . . . . . . .  32
     Section 5.16  Transition Service Agreement . . . . . . . . . . . . . . . . . . . .  32
     Section 5.17  Network Access Agreement . . . . . . . . . . . . . . . . . . . . . .  33
     Section 5.18  Termination of Contracts . . . . . . . . . . . . . . . . . . . . . .  33
     Section 5.19  Employment Matters; Severance. . . . . . . . . . . . . . . . . . . .  33
     Section 5.20  Name Change. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     Section 5.21  Interaffiliate Accounts. . . . . . . . . . . . . . . . . . . . . . .  34
     Section 5.22  Non-Competition. . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE VI CONDITIONS TO PURCHASER'S OBLIGATIONS. . . . . . . . . . . . . . . . . . . .  34
     Section 6.1   Representations, Warranties and Covenants. . . . . . . . . . . . . .  35
     Section 6.2   No Proceeding or Litigation. . . . . . . . . . . . . . . . . . . . .  35
     Section 6.3   Corporate Action . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     Section 6.4   Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . .  35
     Section 6.5   Transfer of Government Sponsored Contacts. . . . . . . . . . . . . .  35
     Section 6.6   Resignation of Officers and Directors. . . . . . . . . . . . . . . .  35


                                      -ii-

     Section 6.7   Transfer of HNL Contracts. . . . . . . . . . . . . . . . . . . . . .  35
     Section 6.8   Administrative Services Agreement. . . . . . . . . . . . . . . . . .  35
     Section 6.9   Transfer of Books and Records. . . . . . . . . . . . . . . . . . . .  35
     Section 6.10  Reinsurance Agreement. . . . . . . . . . . . . . . . . . . . . . . .  36
     Section 6.11  Network Access Agreement . . . . . . . . . . . . . . . . . . . . . .  36
     Section 6.12  Transition Services Agreement. . . . . . . . . . . . . . . . . . . .  36

ARTICLE VII CONDITIONS TO SELLER'S OBLIGATIONS. . . . . . . . . . . . . . . . . . . . .  36
     Section 7.1   Representations, Warranties and Covenants. . . . . . . . . . . . . .  36
     Section 7.2   No Proceeding or Litigation. . . . . . . . . . . . . . . . . . . . .  36
     Section 7.3   Corporate Action . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     Section 7.4   Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . .  36
     Section 7.5   Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     Section 7.6   Administrative Services Agreement. . . . . . . . . . . . . . . . . .  37
     Section 7.7   Reinsurance Agreement. . . . . . . . . . . . . . . . . . . . . . . .  37
     Section 7.8   Network Access Agreement . . . . . . . . . . . . . . . . . . . . . .  37
     Section 7.9   Transition Services Agreement. . . . . . . . . . . . . . . . . . . .  37

ARTICLE VIII SURVIVAL, INDEMNIFICATION AND ARBITRATION. . . . . . . . . . . . . . . . .  37
     Section 8.1   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     Section 8.2   Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     Section 8.3   Treatment of Indemnity Payments. . . . . . . . . . . . . . . . . . .  38
     Section 8.4   Mitigation of Loss . . . . . . . . . . . . . . . . . . . . . . . . .  38
     Section 8.5   Subrogation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     Section 8.6   Tax Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .  39
     Section 8.7   Exclusive Remedy . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     Section 8.8   Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE IX TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     Section 9.1   Seller Indemnification . . . . . . . . . . . . . . . . . . . . . . .  40
     Section 9.2   Purchaser and the Company Indemnification. . . . . . . . . . . . . .  40
     Section 9.3   Preparation of Tax Returns . . . . . . . . . . . . . . . . . . . . .  40
     Section 9.4   Refunds or Credits . . . . . . . . . . . . . . . . . . . . . . . . .  41
     Section 9.5   [Section 338(h)(10) Election.. . . . . . . . . . . . . . . . . . . .  41
     Section 9.6   Mutual Cooperation . . . . . . . . . . . . . . . . . . . . . . . . .  42
     Section 9.7   Contests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     Section 9.8   Survival of Obligations. . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE X TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     Section 10.1  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     Section 10.2  Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE XI MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     Section 11.1  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     Section 11.2  Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . .  45
     Section 11.3  Entire Agreement; Waivers and Amendments . . . . . . . . . . . . . .  45
     Section 11.4  Assignment; Binding Effect . . . . . . . . . . . . . . . . . . . . .  45
     Section 11.5  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45


                                      -iii-

     Section 11.6  Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     Section 11.7  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     Section 11.8  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     Section 11.9  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     Section 11.10 No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . .  46

SCHEDULES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
EXHIBIT A     REINSURANCE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .  49
EXHIBIT B      ADMINISTRATIVE SERVICES AGREEMENT. . . . . . . . . . . . . . . . . . . .  50
EXHIBIT C     NETWORK ACCESS AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . .  51
EXHIBIT D     HEALTH NET SEVERANCE POLICY . . . . . . . . . . . . . . . . . . . . . . .  52

                           PURCHASE AND SALE AGREEMENT

     This PURCHASE AND SALE AGREEMENT is made and entered into as of June 30, 2003, by and between SafeGuard Health Enterprises, Inc., a Delaware corporation, or its Designee ("Purchaser") and Health Net, Inc., a Delaware corporation ("Seller").

                                    RECITALS
                                    --------

     WHEREAS, Seller is the beneficial and record owner of 486,380 shares of common stock, no par value per share (the "Shares"), of Health Net Vision, Inc., a California specialized health care service plan (the "Company"), which Shares constitute all of the issued and outstanding capital stock of the Company;

     WHEREAS, the Company provides prepaid vision HMO coverage for both commercial and government members in California and administers vision PPO and vision indemnity products underwritten by Health Net Life Insurance Company, a wholly-owned subsidiary of Seller ("HNL");

     WHEREAS, Purchaser desires to purchase the Shares from Seller, and Seller desires to sell the Shares to Purchaser, upon the terms and subject to the conditions set forth herein;

     WHEREAS, Purchaser desires to purchase from HNL, and HNL desires to sell to Purchaser or its Designee, all of the California commercial vision PPO and vision indemnity insurance business underwritten and/or controlled by HNL, including all the group and individual vision insurance policies and certificates, vision provider agreements and producer contracts comprising the Vision Business Assets;

     WHEREAS, Seller and Purchaser agree that those commercial vision PPO and vision indemnity policies and the liabilities relating thereto shall be transferred by HNL to SafeHealth Life Insurance Company, an Affiliate of Purchaser ("SafeHealth"), through an Assumption and Indemnity Reinsurance Agreement (the "Reinsurance Agreement");

     WHEREAS, Purchaser and Seller desire to enter into an Administrative Service Agreement effective upon the Closing to provide for the transition of the Arizona vision business maintained by Health Net of Arizona, Inc. and HNL through December 31, 2004 (the "Administrative Service Agreement");

     WHEREAS, Purchaser and Seller desire to enter into a Network Access Agreement to provide Purchaser with access to California vision providers of HNL and a Transition Services Agreement to provide Purchaser with transition services necessary to operate the Vision Business;

     WHEREAS, the transactions contemplated by this Agreement, the Reinsurance Agreement, the Administrative Services Agreement, the Transition Services Agreement and the Network Access Agreement constitute the "Transactions."

     NOW, THEREFORE, in consideration of the promises set forth above and of the representations, warranties, covenants and agreements contained herein, Seller and Purchaser hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1 Certain Definitions. The following terms shall, when used in this Agreement, have the following meanings:

     "Affiliate"  means, with respect to any Person, any entity that directly or
      ---------
indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For purposes of this definition and the definition of "Subsidiaries" below, "control" (or "controlled", "controlled by" and "under common control with" as the context may require) of a Person means the possession, direct or indirect, of the power to vote fifty percent (50%) or more of the voting securities of such Person.

     "Books  and Records" means the originals or copies of all books and records
      ------------------
(including computer generated or stored information) in the possession or control of HNL, the Company or the Seller and relating primarily to and necessary for the operation by Purchaser of the Vision Business, including lists of commercial vision PPO and commercial vision indemnity insureds of HNL in California, claims files, information files and data related to the commercial vision PPO and commercial vision indemnity insurance underwritten by HNL in California, communications, inventory of current forms, business and corporate records, claim forms, sales records, underwriting records, financial records, personnel records and compliance records, but excluding (i) personnel records relating to Employees terminated by Seller as of the Closing Date to the extent transfer of such personnel records is limited by applicable Law, (ii) except to the extent expressly provided herein, information constituting proprietary information, trade secrets, or know-how of Seller, HNL or their Affiliates, including internal management reports but excluding such information and report that are required by Purchaser to operate the Vision Business, and (iii) any records that Seller or HNL is required by any applicable Law to retain.

     "Business  Day"  means  any day except a Saturday, Sunday or a day on which
      -------------
banks located in Los Angeles, California are required or are authorized by Law or by executive order to close.

     "Closing  Balance  Sheet" means that balance sheet of the Company as of the
      -----------------------
Closing Date prepared by Seller in accordance with SAP separately setting forth the Excess Tangible Net Equity, the other assets, properties, liabilities and stockholders' equity of the Company as of the Closing Date.

     "Code" means the Internal Revenue Code of 1986 and the Treasury Regulations
      ----
promulgated  thereunder,  as  in  effect  on  the  date  hereof.

     "Department"  means  the  California  Department  of  Managed  Health Care.
      ----------

     "Designee"  means  an  Affiliate  or  Subsidiary  of Purchaser approved by
      --------
Seller.

     "Effective  Date"  means  effective  date  of  the  Reinsurance  Agreement.
      ---------------

     "ERISA"  means  the  Employee  Retirement  Income  Security Act of 1974, as
      -----
amended.

     "GAAP"  means generally accepted accounting principles consistently applied
      ----
throughout the specified period and in the comparable period in the immediately preceding year.

     "Governmental  Authority"  means  any  government  or political subdivision
      -----------------------
thereof, whether federal, state or local, or any agency, commission, department or other instrumentality of any such government or political subdivision.

     "Government  Sponsored  Contracts"  means any arrangement or contract under
      --------------------------------
which the Company or HNL is obligated to provide vision benefits pursuant to a government sponsored vision program, including but not limited to, Medi-Cal.

     "Joint  Health  Net  Subscribers"  means  those  California  commercial
      -------------------------------
Subscribers  who are enrolled in both (i) a pre-paid vision HMO product provided
      ----
by  the Company or a vision PPO or vision indemnity product provided by HNL, and
(ii)  a  Medical  Product  provided  by  any  Affiliate  of  Seller.

     "Knowledge  of  Seller"  means  the  actual knowledge of David W. Anderson,
      ---------------------
Roupen Berberian, Douglas A. King, Susan Klarner, Juanell Hefner, Gerald Nosewicz and Christopher P. Wing.

     "Knowledge  of  Purchaser"  means the actual knowledge of James E. Buncher,
      ------------------------
Dennis  L.  Gates,  Ronald  I.  Brendzel  and  Stephen  J.  Baker.

     "Law" means all applicable laws, decisions, rules, regulations, ordinances,
      ---
codes, statutes, judgments, injunctions, orders, decrees, licenses, permits, policies, administrative interpretations and other requirements of Governmental Authorities.

     "Liabilities"  means,  with  respect  to any Person, any direct or indirect
      -----------
indebtedness, liability, claim, loss, damage, deficiency or obligation required to be set forth or otherwise disclosed on a financial statement of such Person under GAAP or SAP, as appropriate.

     "Lien"  means any lien, pledge, mortgage, security interest, claim, charge,
      ----
lease, easement, option, right of first refusal or other limitation on transfer, or other encumbrance or restriction.


     "Litigation" means any action, suit, claim or administrative or arbitration
      ----------
proceeding.

     "Material  Contract"  means  any  written contract, agreement, arrangement,
      ------------------
instrument, bond, commitment, franchise, indemnity, indenture, lease, license, or understanding (other than the Transaction Documents) to which the Company is subject or which is a HNL Contract that (i) obligates the Company or HNL, solely with respect to the HNL Vision Business, to pay an amount in excess of $50,000 in any twelve-month period or $100,000 in any two year period; (ii) provides for the extension of credit to an unaffiliated third party in an amount greater than $50,000 (other than capitation payments made in the ordinary course of business); (iii) provides for a guaranty by the Company of obligations of others in excess of $50,000; (iv) constitutes an employment agreement or personal service contract not terminable on less than sixty (60) days' notice without penalty; or (v) expressly limits, in any material respect, the ability of the Company to engage in any line of business, compete with any person or expand the nature or geographic scope of its business. Notwithstanding the foregoing, the term "Material Contract(s)" does not include (i) agreements with vision service providers, or purchasers of vision coverage entered into by the Company or HNL in the ordinary course of business, unless such contract includes a provision for a minimum payment in excess of $50,000 in any twelve-month period or $100,000 in any two year period, and (ii) the Purchase and Sale Agreement by and between the Seller and Purchaser dated April 7, 2003 with respect to the sale by Seller to Purchaser of, among other things, Health Net Dental, Inc. (the "HND Transaction") and all
Transaction Documents (as defined in the HND Transaction) relating to the HND Transaction.

     "Medical  Product"  means  (i) PPO and indemnity health insurance contracts
      ----------------
covering the medical costs or services of Subscribers and (ii) medical HMO contracts.

     "Person"  means any individual, corporation, partnership, limited liability
      ------
company, firm, joint venture, association, joint-stock company, trust, unincorporated association, Governmental Authority or other entity or organization.

     "Policy  Liabilities"  means those liabilities of HNL reinsured and assumed
      -------------------
by SafeHealth pursuant to the Reinsurance Agreement and as more specifically defined by the Reinsurance Agreement.

     "Purchaser  Material  Adverse Effect" means any material adverse change in,
      -----------------------------------
or material adverse effect on, the business, financial condition or operations of Purchaser and its Subsidiaries, taken as a whole; provided, however, that the
                                                     --------  -------
effects of changes that are generally applicable to (i) the industries or markets in which Purchaser and its Subsidiaries operate; (ii) the United States economy or local economy in which the Purchaser operates; or (iii) the United States securities markets shall be excluded from the determination of Purchaser Material Adverse Effect; and provided, further, that any adverse effect on
                                 --------   -------
Purchaser and its Subsidiaries resulting from the execution of this Agreement and the Transactions contemplated hereby shall also be excluded from the determination of Purchaser Material Adverse Effect.

     "SAP"  means statutory accounting principles prescribed or permitted by the
      ---
Department consistently applied throughout the specified period and in the comparable period in the immediately preceding year in connection with the preparation of the Financial Statements of the Company.

     "Seller  Material  Adverse Effect" means any material adverse change in, or
      --------------------------------
material adverse effect on, the business, financial conditions or operations of the Company or the HNL Vision Business, taken as a whole; provided, however,
                                                              --------  -------
that the effects of changes that are generally applicable to (i) the industries or markets in which Seller, the HNL Vision Business or Company operate; (ii) the United States economy or local economy in which Seller, the HNL Vision Business or the Company operate; or (iii) the United States securities markets shall be excluded from the determination of Seller Material Adverse Effect; and provided,
                                                                       --------
further,  that  any  adverse  effect  on  Seller, the HNL Vision Business or the
-------
Company resulting from (A) the execution of this Agreement, (B) the transactions contemplated hereby, including but not limited to, the removal from Company prior to the Closing of any contracts or policies obligating the Company to provide vision benefits in connection with any Government Sponsored Contracts, the removal from the Company or termination of any contracts or policies obligating the Company to provide vision benefits to employees of Seller or any Affiliate of Seller, and the replacement commencing prior to the Closing of the vision benefits provided by the Company and HNL to Joint Health Net Subscribers with vision benefits provided by the strategic partner of

Seller, and (C) any facts or circumstances primarily related to Purchaser, or changes in the business, financial conditions or operations of Seller, the HNL Vision Business or the Company resulting from the continuation of an existing trend shall also be excluded from the determination of Seller Material Adverse Effect.

     "Statutory  Tangible  Net  Equity"  means  the  minimum Tangible Net Equity
      --------------------------------
required of the Company by Title 28, section 1300.76 of the California Code of Regulations.

     "Subscriber"  means  the  person  who  has enrolled in a Medical Product, a
      ----------
pre-paid vision HMO product, a vision PPO or vision indemnity insurance product.

     "Subsidiaries" means, with respect to any Person, each entity controlled by
      ------------
such Person. For purposes of this definition, "controlled" has the meaning specified in the definition of "Affiliate."

     "Tangible  Net  Equity" means the actual tangible net equity of the Company
      ---------------------
calculated in accordance with Title 28, section 1300.76 of the California Code of Regulations.

     "Tax"  means  any  federal,  state,  county,  local,  foreign  or other tax
      ---
(including, without limitation, income taxes, premium taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, ad valorem taxes, severance taxes, capital levy taxes, transfer taxes, withholding, employment and payroll-related taxes, property taxes and import duties), and includes interest, additions to tax assessments, fines and penalties with respect thereto.

     "Tax  Returns"  means  any  report,  return,  statement,  or  other written
      ------------
information required to be supplied to a taxing authority in connection with Taxes.

     "Transaction  Documents" means this Agreement, the Assumption and Indemnity
      ----------------------
Reinsurance Agreement, the Administrative Services Agreement, the Transition Services Agreement, the Network Access Agreement, and each other agreement and document required to be executed and delivered in connection with this Agreement, the Assumption and Indemnity Agreement, the Administrative Services
Agreement,  the  Transition Services Agreement and the Network Access Agreement.

     "Vision  Business"  means  (i) the pre-paid vision HMO coverage provided by
      ----------------
the Company to commercial members in California, and (ii) the commercial vision PPO and commercial vision indemnity insurance policies and certificates underwritten by HNL and providing coverage to insureds in California, provided,
                                                                       --------
however, Purchaser acknowledges and agrees that commencing prior to the Closing,
-------
the contracts or policies providing vision benefits to Joint Health Net Subscribers may be replaced with vision contracts or policies provided by a strategic partner of Seller. Notwithstanding the foregoing, the Vision Business shall not include any contracts or policies of either the Company or HNL (A) obligating the Company or HNL to provide vision benefits in connection with any Government Sponsored Contracts; and (B) any contracts or policies obligating the Company or HNL to provide vision benefits to employees of Seller or any Affiliate of Seller.

     "Vision  Business Assets" means (i) the Vision Business, (ii) the Books and
      -----------------------
Records,  and  (iii)  the  HNL  Contracts.

     "WARN"  means  the  Worker  Adjustment  and Retraining Notification Act (29
      ----
U.S.C.  Sec.  2101  et  seq.)

     Section 1.2 Other Definitions. The following terms shall, when used in this Agreement, have the meanings ascribed to such terms in the Sections set forth below:


     Term                                   Section
     ----                                   -------

     338  Elections                          9.5(a)

     Additional  Tax  Reimbursement          9.5(c)

     Allocation                              9.5(b)

     Balance  Sheet  Accountants             2.17

     Closing                                 2.16

     Closing  Date                           2.16

     Company                                 Recitals

     Competitor                              5.22

     Dispute                                 8.8

     Employees                               3.16

     Employee  Plans                         3.17

     Excess  Tangible  Net  Equity           2.14

     Final  Balance  Sheet                   2.17

     Financial  Statements                   3.10

     HND  Transaction                        2.16

     HNL                                     Recitals

     HNL  Contracts                          2.4

     HNL  Financial  Information             3.10(e)

     Indemnifiable  Loss                     8.3

     Indemnified  Party                      8.2(d)

     Indemnifying  Party                     8.2(d)

     Indemnitee                              8.3

     Indemnity  Payment                      8.3

     JAMS                                    8.8(a)

     Multi-Business  Company                 5.22

     Network  Access  Agreement              2.12

     Optional  Termination  Date             10.1

     Permit(s)                               3.12

     Proposed  Adjustment  Notice            2.17

     Purchase  Price                         2.13

     Purchaser                               Preamble

     Reinsurance  Agreement                  Recitals

     Retained  Employees                     5.19

     SafeHealth                              Recitals

     Securities  Act                         4.7

     Seller                                  Preamble

     Seller  Entity                          5.22

     Shares                                  Recitals

     Software                                3.23

     Survival  Period                        8.1

     Transactions                            Recitals

     Transition  Services  Agreement         2.11

                                   ARTICLE II
                                THE TRANSACTIONS
                                ----------------

     Section 2.1 General. Subject to the terms, provisions and conditions of this Agreement, on the Closing Date, Seller shall, or shall cause the appropriate Seller Subsidiary to, (i) sell, convey, transfer, assign, deliver or otherwise transfer to Purchaser or its Designee, and Purchaser or its Designee shall acquire from Seller, or the appropriate Seller Subsidiary, the Vision Business Assets and the

Shares, and (ii) enter into the Transactions with the Purchaser or its Designee. The designation of a Designee by Purchaser shall not affect any liability of Purchaser hereunder, and except as Seller may otherwise agree in writing,
Purchaser  shall  be  liable  for  all  obligations  of  any Designee under this
Agreement and the other Transaction Documents. The material assets and properties owned or leased by the Company are set forth in Schedule 2.1.
                                                                   ------------

     Section 2.2 Purchase and Sale of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Seller shall sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and acquire the Shares from Seller.

     Section 2.3 Assumption and Indemnity Reinsurance Agreement. On the Closing Date, Seller shall cause HNL and Purchaser shall cause SafeHealth to enter into the Reinsurance Agreement attached hereto as Exhibit A, whereby effective on the
                                             ---------
Effective Date, HNL shall cede to SafeHealth, and SafeHealth shall reinsure and assume the Policy Liabilities.

     Section  2.4     HNL Contracts.  On the Closing Date, except as provided in
Section 2.5, Seller shall cause HNL to transfer and assign to Purchaser, or its Designee, all of HNL's right, title and interest in its agreements with
California providers of vision services and vision supplies, California producers and other contracts or agreements set forth on Schedule 2.4 which
                                                              ------------
contracts represent the vision provider and producer agreements of HNL relating to the Vision Business in California (collectively, the "HNL Contracts"); and Purchaser or its Designee shall assume the liabilities of HNL under the HNL Contracts, provided, however, that neither Purchaser nor any Purchaser Designee
            --------  -------
shall assume (x) any obligation to pay any amounts (whether or not due at Closing) arising under the HNL Contracts prior to the Closing, or (y) any liability attributable to a failure by HNL to comply with its obligations under the HNL Contracts prior to the Closing Date. Any such assignment and transfer shall be evidenced by an assignment and assumption agreement or such other agreement as the parties reasonably determine is necessary or appropriate.

Section  2.5     Non-Assignable  Contracts.

     (a) Notwithstanding anything to the contrary in this Agreement, to the extent that any HNL Contract would be subject to termination or restriction or is not capable of being assigned, transferred or sublicensed without the consent or waiver of the other party thereto or any third party (which consent or waiver has not been obtained), or if such assignment, transfer or sublicense would constitute a breach thereof or a violation of any Law, this Agreement and the other Transaction Agreements shall not constitute an assignment, transfer, sublease or sublicense thereof.

     (b) Seller agrees to use commercially reasonable efforts prior to the Closing to obtain consents and waivers and to attempt to eliminate any impediments to an assignment of any HNL Contract referred to above and to obtain any other consents and waivers necessary to assign and transfer the HNL Contracts to Purchaser or Purchaser's Designee at the Closing.

     (c) To the extent that any HNL Contract cannot be transferred, then Seller and Purchaser or its Designee shall enter into such commercially reasonable arrangements (including subcontracting if permitted) to provide to the parties the economic (taking into account Tax costs and benefits) and operational equivalent, to the extent permitted, of obtaining such consent or waivers necessary to assign and transfer the HNL Contracts.

     Section  2.6     Replacement  of  Vision  Benefits  of  Joint  Health  Net
Subscribers.

     (a) Seller shall offer to replace, with vision benefits offered by Seller's strategic partner, the pre-paid vision HMO contracts of the Company and the vision PPO and vision indemnity insurance policies of HNL which as of the date hereof provide vision benefits to Joint Health Net Subscribers. The Joint Health Net Subscribers are set forth on Schedule 2.6. The offers to replace
                                            ------------
such contracts and policies shall commence prior to Closing and shall occur no later than the first renewal date after Closing of each such Company pre-paid vision HMO contract or HNL vision PPO and vision indemnity insurance policy. Purchaser shall provide Seller with information reasonably required by Seller to offer the Joint Health Net Subscribers replacement vision benefits provided by Seller's strategic partner, including but not limited to, group experience data and monthly eligibility reports showing all individuals eligible to obtain covered vision services under the Company pre-paid vision HMO contracts and the HNL vision PPO and vision indemnity insurance policies issued to Joint Health Net Subscribers. Notwithstanding the foregoing, in the event a Joint Health Net Subscriber chooses to remain enrolled after the Closing in any pre-paid vision HMO product provided by the Company, after the Closing the Company shall have the right set the rate for such pre-paid vision HMO products and change the product design of such pre-paid vision HMO products.

     (b) Purchaser shall provide or cause the Company to provide all necessary or appropriate administrative services relating to the Company pre-paid vision HMO contracts and the HNL vision PPO and vision indemnity insurance policies issued to Joint Health Net Subscribers until such contracts are cancelled, nonrenewed or otherwise replaced by vision benefits provided by Seller's strategic partner.

     (c) Purchaser shall cause the Company to bill and collect any premium or contract fees attributable to the Company pre-paid vision HMO contracts and the HNL vision PPO and vision indemnity insurance policies issued to Joint Health Net Subscribers until the earlier of (i) the date such pre-paid vision HMO contracts, vision PPO and vision indemnity policies are cancelled, nonrenewed or otherwise replaced with vision benefits provided by Seller's strategic partner, or (ii) the date sixty (60) days after the date that Seller provides written notice to Purchaser of Seller's intent to assume responsibility to bill and collect premium or contract fees attributable to the Company pre-paid vision HMO contracts and the HNL vision PPO and vision indemnity insurance policies issued to Joint Health Net Subscribers. Any billing and collection activities of the Company with respect to the Joint Health Net Subscribers shall be conducted in the name of "Health Net" and in a manner consistent with applicable Law. If Seller assumes responsibility to bill and collect premium or contract fees attributable to the Company pre-paid vision HMO contracts and the HNL vision PPO and vision indemnity insurance policies issued to Joint Health Net Subscribers, the transition of such billing and collection responsibility from Purchaser and Company to Seller shall occur in no more than four installments.

     (d) As consideration for Company billing and collecting all premium and contract fees attributable to the Company pre-paid vision HMO contracts and the HNL vision PPO and vision indemnity insurance policies issued to Joint Health Net Subscribers, the Company shall be entitled to retain any premium or contract fees collected by the Company and attributable to the Company pre-paid vision HMO contracts and the HNL vision PPO and vision indemnity insurance policies issued to Joint Health Net Subscribers.

     (e) In the event that Seller assumes responsibility to bill and collect premium or contract fees attributable to the Company pre-paid vision HMO contracts and the HNL vision PPO and vision indemnity insurance policies issued to Joint Health Net Subscribers, Seller shall provide Purchaser no later than the fifth (5TH) day of each month a monthly eligibility report showing all individuals eligible to obtain covered vision services under the Company pre-paid vision HMO contracts and the HNL vision PPO and vision indemnity insurance policies issued to Joint Health Net Subscribers. Seller shall remit to the Company any premium or contract fees attributable to the individuals reported to Purchaser by Seller as eligible to receive covered vision services under the Company pre-paid vision HMO contracts and the HNL vision PPO and vision indemnity insurance policies issued to Joint Health New Subscribers no later than the fifth (5th) day of each month. In the event Seller pays Purchaser premium or contract fees for individuals who were not eligible to receive covered vision services under the Company prepaid vision HMO contracts or the HNL vision PPO and vision indemnity insurance policies issued to Joint Health Net Subscribers, Seller shall receive from Purchaser up to a two month retrospective credit or refund of premium or contracts fees paid by Seller to Purchaser for such individuals.

     (f) As consideration for Seller billing and collecting all premium and contract fees attributable to the Company pre-paid vision HMO contracts and the HNL vision PPO and vision indemnity insurance policies issued to Joint Health
Net Subscribers pursuant to subdivision (e), Purchaser shall pay Seller a service fee equal to fifteen percent (15%) of such premium and contract fees. Seller shall be authorized to deduct the service fee from the premium and contract fees payable to Purchaser for the Company pre-paid vision HMO contracts and the HNL vision PPO and vision indemnity insurance policies issued to the Joint Health Net Subscribers and remit to Purchaser only the net amount of such premium and contract fees.

     (g) During the period that the Company bills and collects any premium or contract fees attributable to the Company pre-paid vision HMO contracts and the HNL vision PPO and vision indemnity insurance policies issued to Joint Health Net Subscribers pursuant to subsection (c) above, Purchaser and its employees and agents shall not, without the prior written approval of Seller, contact any Joint Health Net Subscriber set forth on Schedule 2.6 or respond to
                                                      ------------
any proposal to provide vision benefits to any Joint Health Net Subscriber for the purpose of selling or attempting to sell any vision product or service, and Purchaser shall not permit any of its Affiliates or their respective employees, representatives or agents to contact any Joint Health Net Subscriber for the purpose of selling or attempting to sell any vision product or service without obtaining the prior written consent of Seller, provided, however, that Purchaser
                                               --------  -------
and its Affiliates, employees and agents may communicate directly with Joint Health Net Subscribers solely for the purpose of performing their respective obligations under this Agreement.

     Section  2.7     Transfer  of  Government  Sponsored.  At  or  prior to the
Closing, subject to receipt of any necessary regulatory approvals therefor, Seller shall cause the Government Sponsored Contracts to be removed or transferred from the Company.

Section  2.8     Replacement  of  Employee  Vision  Benefits.

     (a) At a time determined at the sole discretion of Seller, Seller shall have the right to replace the pre-paid vision HMO contracts of the Company providing vision benefits to employees of Seller or any Affiliate of Seller with vision benefits provided by Seller's strategic partner. Purchaser shall provide Seller with information, including but not limited to, group experience data, reasonably required by Seller to replace the pre-paid vision HMO contracts of the Company providing vision benefits to employees of Seller or any Affiliate of Seller with vision benefits provided by Seller's strategic partner.

     (b) Purchaser shall cause the Company to bill and collect from Seller or any Affiliate of Seller any premium or contract fees attributable to the Company pre-paid vision HMO contracts issued to the employees of Seller or any Affiliate of Seller until the earlier of (i) the date such pre-paid vision HMO contracts are cancelled, nonrenewed or otherwise replaced with vision benefits provided by Seller's strategic partner, or (ii) the date sixty (60) days after the date that Seller provides written notice to Purchaser of Seller's intent to assume responsibility to bill and collect premium or contract fees attributable to the Company pre-paid vision HMO contracts issued to employees of Seller or any Affiliate of Seller. Any billing and collection activities of the Company with respect to the employees of Seller or any Affiliate of Seller shall be conducted in the name of "Health Net" and in a manner consistent with applicable Law.

     (c) As consideration for Company billing and collecting all premium and contract fees attributable to the Company pre-paid vision HMO contracts issued to employees of Seller or any Affiliate of Seller, the Company shall be entitled to retain any premium or contract fees collected by the Company and attributable to the Company pre-paid vision HMO contracts issued to employees of Seller or any Affiliate of Seller.

     (d) In the event that Seller assumes responsibility to bill and collect premium or contract fees attributable to the Company pre-paid vision HMO contracts issued to employees of Seller or any Affiliate of Seller, Seller shall provide Purchaser no later than the fifth (5TH) day of each month a monthly eligibility report showing all individuals eligible to obtain covered vision services under the pre-paid vision HMO contracts issued by the Company to employees of Seller or any Affiliate of Seller. No later than the fifth (5TH) day of each month, Seller shall remit to the Company any premium or contract fees attributable to the individuals reported to Purchaser by Seller as eligible to receive covered vision services under the pre-paid vision HMO contracts issued by the Company to employees of Seller or any Affiliate of Seller. In the event Seller pays Purchaser premium or contract fees for individuals who were not eligible to receive covered vision services under the prepaid vision HMO contracts issued by the Company to employees of Seller or any Affiliate of Seller, Seller shall receive from Purchaser up to a two month retrospective credit or refund of premium or contracts fees paid by Seller to Purchaser for such individuals. As consideration for Seller billing and collecting all premium and contract fees attributable to the Company pre-paid vision HMO contracts issued to employees of Seller or any Affiliate of Seller, Purchaser shall pay Seller a service fee equal to fifteen percent (15%) of such premium and contract fees. Seller shall be authorized to deduct the service fee from the premium and contract fees payable to Purchaser for the Company pre-paid vision HMO contracts issued to employees of Seller or any Affiliate of Seller and remit to Purchaser only the net amount of such premium and contract fees.

     (e) Purchaser shall provide or cause the Company to provide all necessary or appropriate administrative services relating to the pre-paid vision HMO contracts of the Company providing vision benefits to the employees of Seller or any Affiliate of Seller until such contracts are cancelled, nonrenewed or otherwise replaced by vision benefits provided by Seller's strategic partner.

     Section 2.9 Books and Records. On the Closing Date, Seller shall sell, convey, assign, deliver or otherwise transfer to Purchaser or its Designee the Books and Records, provided that Seller may retain copies of any such Books and Records as Seller or HNL may reasonably determine are necessary or desirable to conduct their businesses. Nothing in this Section 2.9 shall require Seller or HNL to transfer to Purchaser or its Designee any Books and Records that Seller or HNL is required by any applicable Law to retain and such Books and Records shall remain the property of Seller or HNL to the extent required by such Law. Seller shall allow and Seller shall cause HNL to allow Purchaser or its Designee reasonable access to, and the right at Purchaser's written request and at its own expense to make and retain copies of, any Books and Records described in the preceding sentence, on and after the Closing Date. After the Closing Date, Purchaser shall allow Seller and its representatives reasonable access to, and the right at Seller's written request and at its own expense to make and retain copies of any Books and Records transferred to Purchaser.

     Section 2.10 Administrative Services Agreement. On the date hereof, Seller and Purchaser or its Designee shall enter into the Administrative Services Agreement, substantially in the form attached hereto as Exhibit B, effective as
                                                         ---------
of the Closing Date, under which Purchaser shall provide through December 31, 2004 the administrative services necessary or appropriate for the transition of the vision business maintained by Health Net of Arizona, Inc. to Seller's strategic partner.

     Section 2.11 Transition Services Agreement. Seller and Purchaser shall negotiate in good faith the terms of a transition service agreement (the "Transition Service Agreement"), pursuant to which Seller or its designees shall agree to provide or arrange for the provision of certain administrative and support functions on or after the Closing Date, including but not limited to, accounting and information systems support, reasonably necessary or appropriate for the proper management and administration of the Vision Business at commercially reasonable pricing, and Purchaser shall cause the Company or its Designee to provide certain administrative and support functions at commercially reasonable pricing on or after the Closing Date necessary to support Seller's vision business.

     Section 2.12 Network Access Agreement. On the date hereof, Seller and Purchaser shall cause their respective Affiliates to enter into a network access agreement substantially in the form attached hereto as Exhibit C (the "Network
                                                         ---------
Access Agreement"), effective as of the Closing Date, pursuant to which Seller shall use its commercially reasonable efforts to provide Purchaser and the Company continued access after the Closing to the California providers of vision service and vision supplies under contract with HNL to provide such services and supplies in the event such contracts by their terms cannot be assigned by HNL to Purchaser.

     Section 2.13 Purchase Price. As consideration for the Transactions, Purchaser shall pay to Seller on the Closing Date, an amount equal to (i) three million US Dollars ($3,000,000) in cash or by wire transfer of immediately available funds to such account as Seller shall designate at least two (2) Business Days prior to the Closing, plus (ii) if a positive number, an amount equal to the Excess Tangible Net Equity of the Company on the Closing Date (the "Purchase Price"). As additional consideration for the Transactions, Purchaser shall pay to Seller by the fifteenth (15th) day of the month following receipt by Company, fifty percent (50%) of network rental payments for the month of service commencing the month following the Closing through the month of service for December 2004 received by the Company pursuant to the Vision

Service Agreement by and between the Company and Pearle VisionCare, Inc. dated as of October 31, 2002. At Closing, Seller shall deliver to Purchaser the Closing Balance Sheet. The Purchase Price shall be subject to adjustment as provided in Section 2.17.

     Section 2.14 Distribution of Excess Tangible Net Equity. Prior to Closing, Seller shall cause the Company to request from the Department permission to reduce the Tangible Net Equity of the Company to an amount equal to the Statutory Tangible Net Equity. The difference, if any, between the Tangible Net Equity of the Company and the Statutory Tangible Net Equity of the Company as of the date the Tangible Net Equity is determined shall be referred to herein as the "Excess Tangible Net Equity." Except for that portion of the Excess Tangible Net Equity related solely to the Government Sponsored Contracts of the Company set forth in Schedule 2.14, Seller shall cause the Company to dividend or
                --------------
otherwise distribute to Seller prior to Closing, that portion of the Excess Tangible Net Equity authorized by the Department. If the Government Sponsored Contracts are removed from the Company prior to Closing, that portion of the Excess Tangible Net Equity related solely to the Government Sponsored Contracts of the Company and set forth in Schedule 2.14 shall be paid by Purchaser to
                                     -------------
Seller on the last calendar day of the first full calendar quarter following the Closing Date.

     Section 2.15 Purchase Price Allocation. The parties agree that the Purchase Price shall be allocated among the Transactions in accordance with the allocation set forth in Schedule 2.15. The parties shall file such forms as are
                         -------------
necessary or appropriate with the Internal Revenue Service in accordance with the Code reflecting such allocation. All Tax Returns filed and positions taken with respect to the allocation of the Purchase Price by the Company and Purchaser shall be on a basis consistent with the allocation agreed upon by the parties in Schedule 2.15.
             --------------

     Section 2.16 Closing. Subject to the satisfaction or waiver of all of the conditions precedent to closing set forth in Articles VI and VII hereof, the closing of the Transactions (the "Closing") shall take place at the offices of Health Net, Inc., 21650 Oxnard Street, Woodland Hills, California 91367 at 12:00 p.m., local time, on the last day of the calendar month in which (A) all necessary approvals from Governmental Authorities have been obtained by the parties hereto; (B) and the earlier of the following have occurred: (i) December 31, 2003; (ii) the Purchase and Sale Agreement dated as of April 7, 2003 between Purchaser and Seller for the purchase and sale of Health Net Dental, Inc. (the "HND Transaction") shall have terminated; or (iii) the HND Transaction closes (the "Closing Date").

Section  2.17     Adjustment  to  Purchase  Price.

     (a) Not more than one hundred and eighty (180) days following the Closing Date, Purchaser shall deliver to Seller a balance sheet of the Company as of the Closing Date (the "Final Balance Sheet") which shall be prepared in accordance with SAP utilizing the same methodologies and procedures used to prepare the Closing Balance Sheet. The Final Balance Sheet shall provide a categorization of the assets and liabilities comprising the Excess Tangible Net Equity of the Company and the other assets and liabilities of the Company as of the Closing Date. At the same time Purchaser delivers the Final Balance Sheet to Seller, Purchaser shall also deliver to Seller a statement setting forth in reasonable detail the calculation of the Excess Tangible Net Equity and the other assets and liabilities of the Company used to prepare the Final Balance Sheet.

     (b) Seller shall be afforded the opportunity to review the Final Balance Sheet and shall be provided full access to the books, records and other relevant documents containing information on which the Final Balance Sheet is based, including but not limited to, work papers, reserve schedules and actuarial reports, as well as access to the accountants of Purchaser responsible for the preparation of the Final Balance Sheet. The Final Balance Sheet shall become final and binding on the parties on the sixtieth (60th) day following the date such Final Balance Sheet is delivered to Seller by Purchaser, unless (i) Seller delivers to Purchaser during such sixty (60) day period a notice identifying proposed adjustment(s) to the Final Balance Sheet and explaining the reasons therefor (a "Proposed Adjustment Notice"), in which event such matter shall be handled as set forth in paragraph (c) below, or (ii) Seller, in connection with its review of the Final Balance Sheet, does not receive all documents and materials and/or access to or cooperation from Purchaser or its outside accountants that are reasonably requested, in which event said period for delivering a Proposed Adjustment Notice shall be extended until the twentieth (20th) day following the date on which Seller receives all such documents, materials, access and cooperation. Any Dispute regarding the adequacy of the documents and materials provided by Purchaser to Seller shall be resolved by the Balance Sheet Accountants as provided in paragraph (c) below.

     (c) If a Proposed Adjustment Notice is delivered within the period set forth above, then Seller and Purchaser shall negotiate in good faith to attempt to resolve any Dispute with respect to any proposed adjustments contained in the Proposed Adjustment Notice. If Seller and Purchaser cannot resolve such Dispute within ten (10) Business Days commencing on the date of delivery of the Proposed Adjustment Notice, then either Purchaser or Seller may recommend a firm of independent certified public accountants of nationally recognized standing that is not providing services to either Purchaser, Seller or their Affiliates to review the disputed calculation, and whose determination shall be binding upon the parties. The firm of independent certified public accounts retained to make a determination with respect to any disputed calculation shall be designated by agreement between Seller and Purchaser (the "Balance Sheet Accountants"); provided, however, if the parties fail to agree, the Balance Sheet Accountants
--------   -------
shall be PriceWaterhouseCoopers. If PriceWaterhouseCoopers acts as the Balance Sheet Accountants, no principal of PriceWaterhouseCoopers with a pre-existing professional or familial relationship with either of the parties or any of their respective officers or directors may be utilized. In making its determination with respect to whether any adjustments to the Final Balance Sheet are appropriate, the Balance Sheet Accountants shall evaluate those items or amounts in the disputed calculation to which Seller has objected and shall determine whether such items have been prepared in accordance with the terms of this Agreement and any applicable accounting principles. The fees and expenses of the Balance Sheet Accountants, if any, shall be borne pro-rata by Seller and Purchaser, based upon the difference between their respective calculations and the final calculations of the Balance Sheet Accountants.

     (d) After all disputes with respect to the Final Balance Sheet have been resolved pursuant to the procedures set forth in this Section 2.17, (i) if the amount of the Excess Tangible Net Equity on the Final Balance Sheet exceeds the Excess Tangible Net Equity on the Closing Balance Sheet, then Purchaser shall pay to Seller cash equal to the difference between the Excess Tangible Net Equity on the Final Balance Sheet and the Excess Tangible Net Equity on the Closing Balance Sheet; and (ii) if the Excess Tangible Net Equity on the Final Balance Sheet is less than the Excess Tangible Net Equity on the Closing Balance Sheet, Seller shall pay to

Purchaser cash equal to the amount of the difference between the Excess Tangible Net Equity on the Final Balance Sheet and the Excess Tangible Net Equity on the Closing Balance Sheet.

     (e) Purchaser shall not compromise or settle any claim or account receivable of the Company for less than the full value assigned to such claim or account receivable on the Closing Balance Sheet in exchange for any direct or indirect benefit prior to final resolution of all Disputes respecting the Purchase Price without the prior written consent of Seller.

     Section 2.18 Deliveries at the Closing by Seller. At the Closing, Seller shall deliver or cause to be delivered to Purchaser:

     (a) a stock certificate or certificates representing the Shares, accompanied by duly executed stock powers, in a form reasonably satisfactory to Purchaser;

     (b)     written  assignments  of  the  HNL  Contracts,  as  applicable;

     (c)     a  receipt  for  the  Purchase  Price;

     (d) the opinions, certificates and other documents required to be delivered by Seller to Purchaser at the Closing pursuant to this Agreement;

     (e) the Books and Records and such seals and stock certificates of the Company in the control of Seller as Purchaser shall reasonably request;

     (f)     the  Closing  Balance  Sheet;

     (g)     the  Reinsurance  Agreement,  duly  executed  by  HNL;

     (h) the Administrative Services Agreement, duly executed by Health Net of Arizona, Inc.;

     (i)     the  Network  Access  Agreement,  duly  executed  by  HNL;  and

     (j)     the  Transition  Services  Agreement  duly  executed  by  Seller.

     Section 2.19 Deliveries at the Closing by Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered to Seller:

     (a) the Purchase Price in cash or by wire transfer of immediately available funds to such account or accounts as Seller shall instruct Purchaser in writing at least two (2) Business Days prior to the Closing Date;

     (b)     a  receipt  for  the  Shares;

     (c) the opinions, certificates and other documents required to be delivered by Purchaser to Seller at the Closing pursuant to this Agreement;

     (d)     the  Reinsurance  Agreement,  duly  executed  by  SafeHealth;

     (e) the Administrative Services Agreement, duly executed by Purchaser or its Designee;

     (f) the Network Access Agreement, duly executed by Purchaser or its Designee; and

     (g)     the  Transition  Services  Agreement,  duly  executed by Purchaser.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller  hereby  represents  and  warrants  to  Purchaser  as  follows:

     Section 3.1 Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own the Shares and to conduct its business as it is presently being conducted except where failure to be so organized, existing and in good standing or to have such power and authority would not have a Seller Material Adverse Effect.

     Section 3.2 Authorization, Validity and Enforceability. Seller, and its Affiliates that are parties to any of the Transaction Documents, have the corporate power and authority to execute, deliver and perform their obligations under the Transaction Documents to which they are parties. Seller and its Affiliates that are parties to any of the Transaction Documents, have taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents to which they are parties and the consummation of the transactions contemplated thereby. The Transaction Documents to which Seller or its Affiliates are parties have been duly executed and delivered by Seller, or its Affiliate, and assuming due and valid authorization, execution and delivery thereof by all other parties thereto, constitute the legal, valid and binding obligations of Seller, or its Affiliate, enforceable against Seller, or its Affiliate that is party to the Transaction Documents, in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors and by general principles of equity regardless of whether enforcement is sought in a proceeding at law or in equity.

     Section  3.3     No  Violation  or Breach.  Except as set forth in Schedule
                                                                        --------
3.3  hereto,  Seller's execution, delivery and performance of this Agreement and
---
the other Transaction Documents to which it is party, and the consummation by Seller of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of Seller, HNL, solely with respect to the Vision Business, or the Company, or result in the creation or imposition of any Lien upon the property of Seller, the Company or the Vision Business of HNL by reason of the terms of (a) the Certificate of Incorporation or By-laws of Seller, HNL or the Company, (b) any contract, agreement, lease, indenture or other instrument to which Seller, HNL or the Company is a party or by or to which Seller or its assets or properties, or the Company or its assets or properties, or the Vision Business Assets of HNL may be bound or subject, or (c) to the Knowledge of Seller, any order, judgment, injunction, award or decree of any court, arbitrator or Governmental Authority, or any statute, law or regulation applicable to Seller, the Company or the Vision Business of HNL, except for such violations, breaches or defaults which would (A) not have a Seller Material Adverse Effect or (B) become applicable as a result of the business or activities in which Purchaser is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Purchaser.

     Section  3.4     Consents  and  Approvals.  Except as set forth in Schedule
                                                                        --------
3.4  hereto,  no  consent,  approval, authorization or order of, registration or
---
filing with, or notice to, any Governmental Authority or any other Person is necessary to be obtained, made or given by Seller, HNL or the Company in connection with the execution, delivery and performance by Seller, HNL and the Company of this Agreement or any other Transaction Document to which Seller, HNL or the Company is party or for the consummation by Seller, HNL or the Company of the transactions contemplated hereby or thereby except for such filings, registrations, notifications, authorizations, consents or approvals the failure of which to obtain would (A) not have a Seller Material Adverse Effect and would not materially adversely affect the ability of Seller, HNL or the Company to consummate the transactions contemplated by this Agreement and the Transaction Documents or (B) become applicable as a result of the business or activities in which Purchaser is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Purchaser.

     Section 3.5 Organization and Qualification of the Company. The Company is a California corporation operating as a specialized health care service plan duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to own its assets and to conduct its business as such assets and business are presently owned and conducted except where the failure to have such power and authority, either individually or in the aggregate, would not have a Seller Material Adverse Effect. Except as set forth in Schedule 3.5 hereto, on
                                                         ------------
the date of this Agreement, the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the operation of its business or the properties owned by it make such licensing or qualification necessary or desirable except where failure to be licensed as qualified to do business, and to be in good standing would not have a Seller Material Adverse Effect. The Company does not have any Subsidiaries.

     Section 3.6 Organization and Qualification of HNL. Except as set forth in Schedule 3.6 hereto, HNL is a California corporation operating as a life and
    ------------
disability insurance company duly organized, validly existing and in good standing under the laws of the State of California. HNL has all requisite corporate power and authority to own the Vision Business Assets owned by it and to conduct its Vision Business as such assets and business are presently owned and conducted, except where the failure to have such power and authority, either individually or in the aggregate, would not have a Seller Material Adverse Effect.

     Section 3.7 Capitalization of the Company. As of the date hereof, the Company's authorized capital stock consists of 500,000 shares of common stock, no par value per share, of which 486,380 shares have been issued and are outstanding. Seller is the record and beneficial owner of the Shares which constitute all of the issued and outstanding capital stock of the Company. The Shares are duly authorized, validly issued, fully paid and non-assessable, and are free of any contractual or statutory preemptive rights.

     Section 3.8 Title to the Shares. Upon delivery of the certificate or certificates representing the Shares in accordance with this Agreement, Purchaser will acquire good and marketable title to the Shares, free and clear of any Liens (except for any Liens arising from acts of Purchaser or any of its Affiliates or representatives), subject to the restrictions on transferability imposed by applicable federal and state securities Law.

     Section 3.9 Options or Other Rights. Except for this Agreement, there is no (a) outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other contract or agreement of any kind to purchase or otherwise to receive from the Company or Seller or any Affiliate thereof any outstanding, authorized but unissued, unauthorized or treasury shares of common stock or any other security of the Company, (b) outstanding security of any kind of the Company other than the Shares, or (c) outstanding contract or other agreement to purchase, redeem or otherwise acquire any outstanding shares of common stock or any other security of the Company.

     Section  3.10     Financial  Statements.

     (a) Seller has heretofore made available to Purchaser true and complete copies of the annual statutory financial statements and audited statutory financial statements of the Company for the calendar years ending December 31, 2000, December 31, 2001, and December 31, 2002 and the unaudited statutory financial statements for the first quarter of calendar year 2003 in each case filed with the Department (the "Financial Statements"). The Financial Statements, at the time such Financial Statements were prepared, present fairly, in all material respects, the statutory financial condition of the Company as of the dates thereof and the statutory results of operations for each of the periods ended at such dates in each case in accordance with SAP.

     (b)     Except  as  disclosed on Schedule 3.10(b) hereto and except (a) for
                                      ----------------
liabilities and obligations incurred in the ordinary course of business after December 31, 2002, (b) for liabilities and obligations disclosed in or covered by the audited statutory financial statement of the Company as of December 31, 2002, and (c) for liabilities and obligations incurred in connection with the transactions contemplated hereby or otherwise as contemplated by this Agreement, since December 31, 2002, the Company has not incurred any liabilities or obligations that would be required to be reflected or reserved against in a balance sheet of the Company, prepared in accordance with SAP as applied in preparing the unaudited consolidated balance sheet of the Company, as included in the Financial Statements. Seller has made available to Purchaser copies of all material disclosed on Schedule 3.10(b).
                              -----------------

     (c) To the Knowledge of Seller, all accounts receivable, notes receivable and other receivables of the Company, whether or not reflected in the Financial Statements, arise out of transactions in the ordinary course of business. Aged accounts receivable reports for commercial vision business and Government Sponsored Contracts of the Company dated as of December 31, 2002 are attached as Schedule 3.10(c). Except as reflected in the aged accounts
              -----------------
receivable reports and to the extent of the accrued reserve, if any, to the Knowledge of Seller, none of such accounts receivable have been disputed or denied or is uncollectible for any reasons or subject to any legitimate offsets of any kind.

     (d) To the Knowledge of Seller, the accounts payable and accrued expenses reflected on the Financial Statements, except those to be reflected on the Closing Balance Sheet, reflect all material amounts owed by the Company in respect of trade accounts due and other payables required by SAP to be identified on such Company Financial Statement. To the Knowledge of Seller, no account payable or accrued expenses of the Company is past due or otherwise in default in any material respect by the Company.

     (e)     Schedule  3.10  (e)  sets  forth  the  2002  consolidated  year end
             -------------------
financial information for the HNL Vision Business (the "HNL Financial Information"). The HNL Financial Information, at the time such HNL Financial Information was prepared, presents fairly, in all material respects, the unaudited results of operation of the HNL Vision Business as of the dates thereof.

     Section 3.11 No Material Adverse Change. Since December 31, 2002, except as (i) contemplated hereby or relating to the Transactions contemplated hereby (ii) disclosed on Schedule 3.11 hereto, or (iii) disclosed in the
                             --------------
Financial  Statements:

     (a) the Company and the Vision Business of HNL have not suffered any change constituting a Seller Material Adverse Effect;

     (b) the Company has not agreed to the attaching, placing or granting of, or the agreement to attach, place or grant, any Lien on any asset of the Company, or any agreement relating to or contemplating any of the foregoing not in the ordinary course of business, and HNL has not agreed to the attaching, placing or granting of, or the agreement to attach, place or grant, any Lien on any of the HNL Vision Business Assets, or any agreement relating to or contemplating any of the foregoing not in the ordinary course of business;

     (c) the Company has not sold or transferred assets of the Company worth in excess of $50,000 in the aggregate, excluding the disposition of damaged or obsolete equipment in the ordinary course of business;

     (d) HNL has not sold or transferred any of the Vision Business Assets of HNL worth in excess of $50,000 in the aggregate;

     (e) the Company and HNL, solely with respect to HNL's Vision Business, have not made any material change in its accounting systems, policies or practices;

     (f) the Company and HNL, solely with respect to HNL's Vision Business, have not entered into or terminated any contract or any other commitment, contract, agreement, or transaction (including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material assets), in excess of $50,000 outside the ordinary course of business;

     (g) the Company has not authorized any redemption, repurchase, or other acquisition of, or redeemed, repurchased or acquired, any of its capital stock;

     (h) the Company has not authorized any issuance of or issued any of its capital stock or securities convertible into or rights to acquire any such capital stock;

     (i) the Company has not suffered any default or breach in any material respect under any Material Contract or Permit that is material to the Vision Business, and HNL, solely with respect to HNL's Vision Business, has not suffered any default or breach in any material respect under any Material Contract or any Permit that is material to HNL's Vision Business;

     (j) the Company has not authorized any material change to (i) increase Employee compensation levels, (ii) change the manner in which Employees are compensated, (iii) increased supplemental, fringe, or health and welfare benefits provided to any employees, or (iv) paid any bonuses to Employees or officers of the Company; and

     (k) the Company and HNL have not made any agreements or commitments by the Company or HNL, respectively, to do any of the foregoing.

     Section  3.12     Permits.  Except  as listed on Schedule 3.12, the Company
                                                      -------------
has the lawful authority and all governmental authorizations, certificates of authority, licenses or permits necessary for or required to conduct its business operations as presently conducted as a Knox-Keene Specialized Health Care Service Plan and HNL has the lawful authority and all governmental authorizations, certificates of authority, licenses or permits necessary to conduct its Vision Business as presently conducted (collectively, the "Permits"). As of the date of this Agreement, there are no pending or, to the Knowledge of Seller, threatened legal, administrative, arbitration, or other proceedings of any kind nor any pending or, to the Knowledge of Seller, threatened governmental investigations by any Governmental Authority or by any public or private group, with respect to revocation, cancellation, suspension or nonrenewal of any Permit, or which assert or allege any material violation of, or non-compliance with, any governmental requirements or which would have a Seller Material Adverse Effect.

     Section  3.13     Compliance  with  Law.

     (a)     Except  as listed on Schedule 3.13, to the Knowledge of Seller, the
                                  -------------
Company has made all material filings with Governmental Authorities in all states in which the Company operates, required for the conduct of its business operations as such are presently conducted, and HNL has made all material filings with Governmental Authorities required for the conduct of the Vision Business in California. Except as listed on Schedule 3.13, the Company
                                                   --------------
currently satisfies in all material respects the requirements under the regulations of the Department for its operation as a Specialized Knox-Keene Health Care Service Plan, and HNL currently satisfies in all material respects the requirements for the operation of the Vision Business under the regulations of the California Department of Insurance, except where the Company's and HNL's failure to satisfy any requirement would not, individually or in the aggregate, have a Seller Material Adverse Effect.

     (b) There are no judgments, consent decrees, or injunctions of any court, or Governmental Authority by which the Company or HNL are bound or to which the Company and/or HNL's Vision Business is subject, except such judgments, decrees or injunctions which would not have a Seller Material Adverse Effect. To the Knowledge of Seller, except as set forth on Schedule 3.13, the
                                                              -------------
Company and HNL, solely with respect to HNL's Vision Business, are not subject to and have not received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any Governmental Authority. Except as set forth on Schedule 3.13, the Company's and
                                                -------------
HNL's operation of the Vision Business as presently conducted, do not violate or fail to comply in any material respect with any applicable Law, except those which would not have a Seller Material Adverse Effect, and, to the Knowledge of Seller, the Company and HNL have not received any notices alleging any such violation or non-compliance.

     Section  3.14     Legal  Proceedings.  Except as set forth on Schedule 3.14
                                                                   -------------
hereto, there is no pending or, to the Knowledge of Seller, threatened Litigation, against or involving the Company or the Vision Business of HNL.

     Section  3.15     Contracts.

     (a) Seller has delivered or made available to Purchaser, copies of all the Material Contracts in effect on the date of this Agreement. Except as set forth on Schedule 3.15(a), to the Knowledge of Seller, the Company is not in
           -----------------
violation  or  in  breach  of,  or  default under any Material Contract.  To the
Knowledge of Seller, (i) the Company has not received any written notice of cancellation with respect to any Material Contract or been advised that the other party thereto intends to cancel any such agreement; (ii) there are no outstanding disputes under any Material Contract; (iii) each such contract is with an unrelated third party entered into on an arms-length basis in the ordinary course of business, (iv) there are no verbal amendments, modifications or other understandings relating to such contracts that are legally binding on the parties thereto; and (v) there are no obligations that have accrued to refund all or any portion of the fees that have been paid under any Material Contract. To the Knowledge of Seller, except as set forth on Schedule 3.15(a),
                                                               ----------------
the Company is not party to a provider or producer agreement that contains pricing terms materially different from the vision provider agreements referred to in Section 3.15(b) or the producer agreements referred to in Section 3.15(h).

     (b)     Vision  Provider Contracts.  Seller has made available to Purchaser
             --------------------------
copies of all representative forms of contracts with providers of vision service and vision supplies in California to which the Company and HNL were a party as of December 31, 2002. As of December 31, 2002, the Company was party to approximately 2,751 contracts with vision providers in California and HNL was party to approximately 3,704 contracts with vision providers in California. Attached hereto as Schedule 3.15(b) is a list of all California vision providers
                   ----------------
who or which were a party to a vision provider contract with the Company or HNL as of December 31, 2002.

     (c)     Group  Contracts.  Seller has made available to Purchaser copies of
             ----------------
all representative forms employer group agreements with 200 or more employees/Subscribers to which the Company or HNL in connection with the Vision Business were a party as of December 31, 2002. As of December 31, 2002, the Company was a party to approximately 23 employer group agreements with 200 or more Subscribers, and HNL in connection with the Vision Business was party to approximately 9 employer group agreements with 200 or more Subscribers.

     (d)     Individual  Subscriber  Contracts.  Seller  has  made  available to
             ---------------------------------
Purchaser copies of all representative forms of all individual Subscriber agreements to which the Company or HNL with respect to the Vision Business were a party as of December 31, 2002. As of December 31, 2002, the Company was a party to approximately 6,524 individual Subscriber agreements, and HNL in connection with the Vision Business was a party to approximately 5 individual Subscriber agreements.

     (e)     Management  Contracts.  Schedule  3.15(e)  lists  all  management
             ---------------------   -----------------
services agreements, marketing, administrative services and third-party administrator contracts to which the Company or HNL in connection with its Vision Business were a party as of December 31, 2002. Copies of all such contracts have been made available to Purchaser.

     (f)     ASO  Contracts.  As  of  December 31, 2002, neither the Company nor
             --------------
HNL  was  a  party  to  any  ASO  contracts.

     (g)     Commission  Agreements.  Schedule  3.15(g)  lists all the contracts
             ----------------------   -----------------
with other entities to which the Company or HNL in connection with its Vision Business were a party and by which the Company or HNL in connection with its Vision Business received commission or fee income as of December 31, 2002.
Copies  of  all  such  contracts  have  been  made  available  to  Purchaser.

     (h)     Producer Agreements.  Seller has made available to Purchaser copies
             -------------------
of all representative forms of contracts with California producers with whom or which the Company or HNL in connection with the Vision Business were a party as of December 31, 2002. As of December 31, 2002, the Company paid commission in connection with the sale of vision HMO products to approximately 469 California producers, and HNL paid commission to approximately 168 California producers in connection with the sale of vision PPO and vision indemnity insurance products. Attached hereto as Schedule 3.15(h) is a list as of December 31, 2002 of all
                      -----------------
California producers who or which were paid a commission by the Company in connection with the sale of its vision HMO products.

     (i)     Network Lease Agreements.  Schedule 3.15(i) lists all Network Lease
             ------------------------   ----------------
Agreements to which the Company was a party as of December 31, 2002 and under which the Company obtained as of such date access to providers of vision services and vision supplies in California. Copies of all such Network Lease Agreements have been made available to Purchaser.

     Section  3.16     Employees.

     (a)     Schedule  3.16(a) hereto lists (i) all employees of the Company and
             -----------------
all persons employed by the Company or Health Net Dental, Inc., an Affiliate of the Company, on the date hereof that support or service the Vision Business ("Employees"), (ii) their job titles, (iii) annual rates of compensation, (iv) accrued vacation and personal days as of the most recent regular payroll date immediately preceding December 31, 2002, (v) other fringe benefits, if any, (vi) a description of any severance arrangements, if any, and (vii) the amounts payable with respect to such accrued vacation and personal days as of the most recent payroll date immediately preceding December 31, 2002 and the rate at which such vacation and personal days will accrue after the date of this Agreement.

     (b)     Except  as  shown  on Schedule 3.16(b), the Company is not bound by
                                   ----------------
any written contract of employment or any consulting or similar agreement with any Employee of the Company and, subject to applicable Law, all oral employment contracts are terminable at will. A copy of all such employment, consulting or similar agreements have been made available to Purchaser.

     (c)     Except as set forth in Schedule 3.16(c), the Company is not a party
                                    ----------------
to any employment or other agreement with an Employee of the Company, whether written or oral, pursuant to which the Company has agreed to make a loan to, or guarantee any loan of, any Employee of the Company, or relating to any bonus, deferred compensation, severance pay or similar plan, agreement, arrangement or understanding.

     (d)     Except  as  specified  in  the  written  agreements  identified  in
Schedule  3.16(d),  the Company is not bound, and following the Closing will not
       ----------
be bound, by any express or implied contract or agreement to employ, directly or as a consultant or otherwise, any person for any specific period of time or until any specific age.

     (e)     Except  as  listed on Schedule 3.16(e), to the Knowledge of Seller,
                                   ----------------
no "leased employees" within the meaning of Section 414(n)(2) of the Code or temporary employees work, on average, more than ten hours per week for the Company, or as of the date of this Agreement have worked for the Company for more than six months, except for providers who or which contracted with the Company to provide vision services or vision supplies to Subscribers in connection with the Vision Business.

     Section  3.17     Employee  Benefit  Matters.

     (a)     Schedule  3.17  includes a correct and complete list of, and Seller
             --------------
has made available to Purchaser true and correct copies of material employee benefit plans maintained for the benefit of employees or former employees of the Company or dependents or beneficiaries of any employee or former employee of the Company, whether or not subject to ERISA (the "Employee Plans").

     (b) Each Employee Plan has been operated and administered in all material respects in accordance with its terms and applicable Law, including without limitation ERISA and the Code, except where the failure to administer the Employee Plan would not reasonably be expected to have a Seller Material Adverse Effect.

     Section  3.18     No  Brokers.  Except  as  set  forth on Schedule 3.18, no
                                                               -------------
broker, finder or investment banker has been retained or engaged on behalf of Seller or the Company or is entitled to any brokerage, finder's or other fee, commission or compensation from Seller or the Company in connection with the transactions contemplated by this Agreement. Seller shall pay any brokerage, finder's or other fee, commission or compensation owing to any broker, finder or investment banker retained or engaged on behalf of Seller or the Company, and Seller shall indemnify and hold Purchaser harmless for any such fees, commission or compensation.

     Section 3.19 Title to and Condition of Properties. Except as set forth on Schedule 3.19, the Company has good and marketable title, or valid and
    --------------
effective leasehold rights in the case of leased property, to all of the assets reflected on the Financial Statements, and all personal property owned or leased by it or used by it in the conduct of its business are used in such a manner as to create the appearance or reasonable expectation that the same is owned or leased by it, free and clear of all Liens. HNL has good and marketable title to all of the Vision Business Assets owned by it and such Vision Business Assets are used by HNL in the conduct of the Vision Business of HNL in such a manner as to create the appearance or reasonable expectation that the same is owned by it, free and clear of all Liens. To the Knowledge of Seller, there is no potential action or assertion of rights by any party, governmental or other, and no proceedings with respect thereto have been instituted of which Seller, the Company or HNL has notice, that is reasonably likely to have a Seller Material Adverse Effect. To the Knowledge of Seller, the Company has not received any notices of default or other violations from any landlord or lessor regarding any properties leased by the Company which, either individually or in the aggregate, is reasonably likely to have a Seller Material Adverse Effect. None of the assets owned, leased or used by the Company in the operation of its business, or by HNL in operation of its Vision Business, violates or fails to comply in any material respect with any applicable Law and the Company and HNL have not received any notice of an alleged violation thereof except such alleged violations that would not have a Seller Material Adverse Effect.

     Section 3.20 Real Property Leases. The Company is not a party to any real property leases.

     Section 3.21     Insurance.  Schedule 3.21 lists all insurance policies and
                                  -------------
coverages maintained by or for the Company, including but not limited to, real and personal property insurance, comprehensive liability insurance, automobile liability insurance, workers' compensation insurance, stop loss insurance, reinsurance, medical malpractice insurance and professional liability insurance.
Schedule  3.21  lists  all  stop  loss  or  reinsurance  policies  and coverages
--------------
maintained by or for HNL with respect to the Vision Business. Except as reflected on Schedule 3.21, all such insurance shall remain in full force and
               --------------
effect  after  the  Closing.

     Section 3.22 Environmental Matters. To the Knowledge of Seller, the Company has not received any notice from any Governmental Authority or private person or entity advising it that the Company, its assets or its business operations, is or has been in violation of any environmental law or any applicable environmental permit or that the Company is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants, hazardous or toxic wastes, substances or materials. To the Knowledge of Seller, the Company is not the subject of federal, state, local or private litigation or proceedings involving a demand for damages or other potential liability with respect to violations of environmental laws except such litigation or proceeding which would not have a Seller Material Adverse Effect.

     Section  3.23     Software.  Schedule  3.23  sets forth a true and complete
                                  --------------
list of all software programs and other information technology owned directly by the Company or licensed directly by the Company (the "Software"). Except for the Software, the Company shall not, as of the Closing Date, own or otherwise have the right to use by license or otherwise, any software programs, technologies, information systems or other information technology used by the Company.

     Section  3.24     Transactions  With  Affiliates.  Except  as  disclosed on
Schedule  3.24,  to the Knowledge of Seller, other than vision benefits provided
--------------
by the Company or HNL to employees of Seller or its Affiliates, there are no loans, leases, agreements, contracts or other transactions between the Company and any Affiliate of the Company.

     Section  3.25     Improper Payments.  Except as listed on Schedule 3.25, to
                                                               --------------
the Knowledge of Seller, neither the Company nor HNL, with respect to the HNL Vision Business, nor any stockholder, director, officer, employee or agent of the Company or HNL has made any improper bribes, kickbacks or other payments to, or received any such payments from, customers, vendors, suppliers or other persons contracting with the Company or HNL, with respect to the HNL Vision Business, and has not proposed or offered to make or receive any such payments.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser  represents  and  warrants  to  Seller  as  follows:

     Section 4.1 Organization of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its assets and properties and to conduct its business as presently being conducted except where failure to be so organized, existing, and in good standing or to have such power and authority would not have a Purchaser Material Adverse Effect.

     Section 4.2 Authorization, Validity and Enforceability. Purchaser, and its respective Affiliates that are parties to any of the Transaction Documents, have the corporate power and authority to execute, deliver and perform their obligations under the Transaction Documents to which they are parties. Purchaser, or its Affiliates that are parties to any of the Transaction Documents, have taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents to which they are parties and the consummation of the transactions contemplated thereby. The Transaction Documents to which Purchaser, or its Affiliates, are parties have been duly executed and delivered by Purchaser, or its Affiliate, and, assuming due and valid authorization, execution, and delivery by all of the other parties thereto constitute the legal, valid and binding obligations of Purchaser, or its Affiliate, enforceable against Purchaser, or its Affiliate, in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors generally and by general principles of equity regardless of whether enforcement is sought in a proceeding at law or in equity.

     Section  4.3     No  Violation  or Breach.  Except as set forth in Schedule
                                                                        --------
4.3, Purchaser's and Purchaser's Affiliates' execution, delivery and performance
---
of this Agreement and the other Transaction Documents to which Purchaser or its Affiliate is party, and the consummation by Purchaser and its Affiliates of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of Purchaser or any of its Affiliates under, or result in the creation or imposition of any Lien upon the property of Purchaser by reason of the terms of (a) the Certificate of Incorporation or By-laws of Purchaser or any of its Affiliates, (b) any contract, agreement, lease, indenture or other instrument to which Purchaser or any of its Affiliates is a party or by or to which Purchaser's or any of its Affiliate's assets or properties may be bound or subject, or (c) to the Knowledge of Purchaser, any order, judgment, injunction, award or decree of any court, arbitrator or Governmental Authority or any Law applicable to Purchaser or any of its Affiliates except for such violations, breaches or defaults which would (A) not have a Purchaser Material Adverse Effect or (B) become applicable as a result of business activities in which Seller is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Seller.

     Section  4.4     Consents  and  Approvals.  Except as set forth in Schedule
                                                                        --------
4.4  hereto,  no  consent,  approval, authorization or order of, registration or
---
filing with, or notice to, any Governmental Authority or any other Person is necessary to be obtained, made or given by Purchaser or any of its Affiliates in connection with the execution, delivery and performance by Purchaser of this Agreement or the other Transaction Documents to which Purchaser or any of its Affiliates is party or for the consummation by Purchaser or any of its Affiliates of the transactions contemplated hereby or thereby except for such filings, registrations, notifications, authorizations, consents or approvals the failure of which to obtain would (A) not have a Purchaser Material Adverse
Effect and would not materially adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement and the Transaction Documents or (B) become applicable as a result of the business or activities in which Seller is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Seller.

     Section  4.5     Legal  Proceedings.  Except  as  set forth in Schedule 4.5
                                                                    ------------
hereto, Purchaser is not bound by or subject to any order, judgment, injunction, award or decree of any court, Governmental Authority or arbitration tribunal which, either individually or in the aggregate, is reasonably likely to have a Purchaser Material Adverse Effect. Except as set forth in Schedule 4.5, there
                                                             ------------
is no pending or, to the Knowledge of Purchaser, threatened Litigation against or involving Purchaser or any Affiliate that is a party to a Transaction Document which, either individually or in the aggregate, is reasonably likely to have a Purchaser Material Adverse Effect.

     Section 4.6 Certain Governmental Consents. As of the date hereof, to the Knowledge of Purchaser, there is no reason to believe that any Person, judicial authority, or Governmental Authority whose authorization, consent, or approval of the transactions contemplated by this Agreement or any other Transaction Document to which it or any of its Affiliates is party is required to be obtained will not give such authorization, approval, or consent based solely on facts and circumstances relating to Purchaser, any of its Affiliates or the past operations of Purchaser or any Affiliate of Purchaser.

     Section 4.7 Investment Representation. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Shares. Purchaser has been given the opportunity to examine all documents provided by, conduct due diligence and ask questions of, and to receive answers from, Seller and the Company and their representatives concerning the terms and conditions of an investment in the Shares; provided, however, that the representations and
                              --------   -------
warranties made by Seller pursuant to Article III, shall be unaffected by any such examination, due diligence or any information which may have been discovered by Purchaser as a result thereof. Purchaser is purchasing the Shares for its own account for investment purposes only and without a view to the public distribution or resale thereof or of any interest therein. Purchaser acknowledges that the offering and sale of the Shares as contemplated by this Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(1) of the Securities Act, and may not be resold by Purchaser except pursuant to an effective registration statement under the Securities Act or an exemption from registration thereunder and pursuant to registration or qualification (or exemption therefrom) under applicable state securities laws.

     Section 4.8 No Brokers. No broker, finder or investment banker has been retained or engaged on behalf of Purchaser or is entitled to any brokerage, finder's or other fee, commission or compensation from Purchaser in connection with the transactions contemplated by this Agreement.

     Section 4.9 Investigation by Purchaser. In entering into this Agreement, Purchaser:

     (a) acknowledges that, except for the specific representations and warranties of Seller contained in Article III hereof, none of Seller, the Company, HNL, or any of their respective directors, officers, employees, Affiliates, controlling persons, agents, advisors or representatives, makes or shall be deemed to have made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information (including, without limitation, any reserve estimates, projections, forecasts, budgets or other forward-looking information) provided or otherwise made available to Purchaser or any of its directors, officers, employees, Affiliates, controlling persons, agents, advisors or representatives (including, without limitation, in any management presentations, supplemental information or other materials or information with respect to any of the above). With respect to any such reserve estimate, projection or forecast delivered by or on behalf of Seller to Purchaser, except for the representations and warranties of Seller in Article III, Purchaser acknowledges that: (A) there are uncertainties inherent in attempting to make such projections and forecasts or reserve calculations; (B) it is familiar with such uncertainties; (C) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts or reserve calculations so furnished to it; (D) it is not acting in reliance on any such projection or forecast or reserve calculation so furnished to it; and (E) except for proposed Final Balance Sheet adjustments consistent with the procedure set forth in Section 2.17, it shall have no claim against any such Person with respect to any such projection or forecast or reserve calculation; and

     (b) agrees, to the fullest extent permitted by Law, that Seller and its directors, officers, employees, Affiliates, controlling persons, agents, advisors or representatives shall not have any liability or responsibility whatsoever to Purchaser or any of its directors, officers, employees,
Affiliates, controlling persons, agents, advisors or representatives on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or otherwise made available, or statements made, (or omissions to so provide, make available or state), to Purchaser or any of its directors, officers, employees, Affiliates, controlling persons, agents, advisors or representatives, including, without limitation, in respect of the specific written representations and warranties of Seller set forth in Article III hereof, except as and only to the extent expressly set forth in this Agreement with respect to such representations and warranties and subject to the limitations and restrictions contained in this Agreement; provided, however, that nothing contained in this
                               --------  -------
Section 4.9(b) shall limit liability for the specific written representations and warranties of Seller set forth in Article III hereof.

                                    ARTICLE V
                        COVENANTS OF PURCHASER AND SELLER
                        ---------------------------------

     Purchaser  and  Seller  hereby  covenant  and  agree  as  follows:

     Section 5.1 Conduct of Business. From and after the date hereof and prior to the Closing Date, except for the transactions contemplated hereby, including but not limited to, the removal from Company prior to the Closing of any contracts or policies obligating the Company to provide vision benefits in connection with any Government Sponsored Contracts, the removal from the Company or termination of any contracts or policies obligating the Company to provide vision benefits to employees of Seller or any Affiliate of Seller, and the replacement commencing prior to the Closing of the vision benefits provided by the Company and HNL to Joint Health Net Subscribers with vision benefits provided by the strategic partner of Seller, and except as otherwise required or contemplated hereunder, disclosed on Schedule 5.1 hereto or as consented to in
                                       ------------
writing  by  Purchaser,  Seller  shall  use  its  reasonable  best  efforts  to:

     (a) cause the Company and HNL to carry on the Vision Business in the ordinary course and substantially in the same manner as heretofore carried on;

     (b) cause the Company to use its reasonable best efforts to preserve its assets and cause HNL to use its reasonable best efforts to preserve the Vision Business Assets;

     (c) cause the Company not to enter into any contract or agreement and cause HNL not to enter into any contract or agreement relating to the Vision Business, other than (i) such contracts or agreements that are entered into in the ordinary course of business consistent with past practice; and (ii) any such contract or agreement not entered into in the ordinary course of business consistent with past practice and pursuant to which the Company or HNL receives or is reasonably expected to receive payments, or makes or is reasonably expected to make payments of less than $50,000 per calendar year;

     (d) cause the Company and HNL, solely with respect to the HNL Vision Business, not to make, without prior written notice to Purchaser (i) any material change, except in the ordinary course of business, in its assets (including, but not limited to, any change in the composition of such assets so as to materially alter the proportion of cash thereof) or liabilities, or (ii) any commitment for any capital expenditures including, without limitation, replacements of equipment in the ordinary course of business, involving, in the aggregate, more than $50,000;

     (e) cause the Company and Health Net Dental, Inc. not to (i) make any increase in the compensation payable or to become payable to any of the Employees of the Company or Health Net Dental, Inc. (including any bonus or incentive payment or arrangement), other than normal yearly salary increases and scheduled increases under presently existing compensation plans, and currently anticipated bonuses pursuant to existing bonus arrangements; or (ii) make, amend, or enter into any written employment or consulting contract with any Employee or independent consultant or any bonus, stock option, profit sharing, pension, retirement or other similar payment or arrangement other than in the ordinary course of business;

     (f) cause the Company not to enter into any agreement for the purchase of capital stock of any other entity;

     (g) cause the Company not to carry on any negotiations with other parties relating to the acquisition of capital stock or any material assets of the Company or merge or consolidate with or into any entity or sell or otherwise dispose of, or purchase, any material assets or properties (other than sales of obsolete inventory or equipment and purchases of items of inventory or equipment in replacement therefor, in the ordinary course of business consistent with past business practice) or enter into any agreement in respect of such merger, consolidation, purchases, sales, and dispositions;

     (h) cause HNL not to carry on any negotiations or enter any agreement with other parties relating to the sale of any of HNL's Vision Business Assets;

     (i) cause the Company not to enter into or engage in any material transaction with any officer, director, shareholder or Affiliate of the Company except for the payment of salaries in the ordinary course of business;

     (j) cancel, surrender or let lapse any insurance or reinsurance policies issued to the Company or to HNL, solely as such policies relate to HNL's Vision Business;

     (k) not permit the Company, except in the ordinary course of business, to (i) create, incur or assume any indebtedness for borrowed money; (ii) mortgage, pledge or otherwise encumber or subject to any Lien any of its properties or assets; or (iii) create or assume any other indebtedness;

     (l) not permit the Company to issue any shares of capital stock of any class or grant any warrants, options or rights to subscribe for any shares of capital stock of any class or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any shares of capital stock of any class;

     (m) inform Purchaser regarding all discussions, correspondence or negotiations relating to any existing or proposed new group vision HMO, vision PPO or vision indemnity contracts of the Company or HNL involving 1,000 or more Subscribers;

     (n) not modify, amend or renew any group vision HMO, vision PPO or vision indemnity contract of the Company or HNL involving 1,000 or more Subscribers without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed other than in the ordinary course of business;

     (o) advise Purchaser promptly in writing of any material adverse change in the financial condition of the Company or HNL's Vision Business; and

     (p) cause the Company and HNL to use reasonable efforts not to take any action that would prevent compliance with any of the conditions in Article VI of
                                                                   ----------
this  Agreement.

     Section  5.2     Consents  and  Approvals.

     (a) Within thirty (30) days of the date hereof, the parties hereto shall file with the appropriate Governmental Authority any applications, notices or other documents necessary to obtain any authorizations, consents or approvals that are required to be obtained, made or given to consummate the Transactions contemplated hereby and each of the parties shall use their reasonable best efforts to obtain any such necessary authorization, consent, approval from such Governmental Authority as is required to be obtained, made or given by such party to consummate the Transactions contemplated by this Agreement.

     Section 5.3 Cooperation and Further Assurances. Subject to the terms and conditions hereof, each of the parties hereto covenants and agrees to use its reasonable best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or appropriate to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of the parties' obligations hereunder and to satisfy the conditions set forth in Articles VI and VII, to the extent within its control.
                          -----------     ---

     Section 5.4 Access to Information. Prior to the Closing Date, subject to Section 5.7 hereof, Seller shall make available and allow Purchaser and its authorized representatives, at Purchaser's expense, to have reasonable access to the Company's books, records, contracts, facilities and personnel and to HNL's books, records, contracts, facilities and personnel relating solely to the Vision Business, and to personnel of Seller having knowledge of the Company or the Vision Business of HNL, for inspection, examination or verification. Any such access or examination shall be conducted upon reasonable prior notice and under reasonable circumstances during normal business hours and shall not unreasonably interfere with the operations and activities of Seller, HNL or the Company. Seller shall cause its employees and representatives, and those of the Company and HNL, to cooperate in good faith with Purchaser and its representatives in connection with any such access and examination, provided,
                                                                       --------
however,  that  nothing  herein  shall  require  Seller,  HNL  or the Company to
-------
disclose any information to Purchaser if such disclosure would violate applicable Law or the provisions of any confidentiality agreement to which Seller, HNL or the Company or any of their Affiliates is a party. If information requested by Purchaser is withheld pursuant to this Section 5.4 and not disclosed by Seller, HNL or Company, Seller, HNL or the Company, as appropriate, shall notify Purchaser that certain requested information shall not be disclosed and provide a general description of the type of information withheld and the basis for nondisclosure. Unless otherwise required by Law and until the Closing Date, Purchaser shall hold any such information which is nonpublic in confidence in accordance with Section 5.7 of this Agreement.

     Section  5.5     Notice  of  Litigation  and  Requests.

     (a) From the date hereof through the Closing Date, Seller shall promptly notify Purchaser of any Litigation of the type required to be disclosed in Section 3.14 hereof that is commenced or, to the Knowledge of Seller, threatened against the Company, or against any property or asset of the Company, or against any officer or director of the Company with respect to the affairs of the Company, or with respect to the Vision Business of HNL, and of any request for additional information or documentary materials by any Governmental
Authority,  in  connection  with  the  transactions  contemplated  hereby.

     (b) From the date hereof through the Closing Date, Purchaser shall promptly notify Seller of any Litigation of the type required to be described in
Section 4.5 hereof that is commenced or to the Knowledge of Purchaser, threatened against Purchaser, or against any property or asset of Purchaser, or against any officer or director of Purchaser with respect to the affairs of Purchaser, or against any Affiliate of Purchaser that is party to a Transaction Document and of any request for additional information or documentary materials by any Governmental Authority, in connection with the transactions contemplated hereby.

     Section 5.6 Notice of Changes and Defaults. From the date hereof through the Closing Date, (i) Seller shall promptly notify Purchaser of the occurrence or the non-occurrence of any event, condition or circumstance, or the discovery of an inaccuracy, omission or mistake, of which it becomes aware during such period that would have a Seller Material Adverse Effect, and (ii) Purchaser shall promptly notify Seller of the occurrence or the non-occurrence of any event, condition or circumstance, or the discovery of any inaccuracy, omission or mistake, of which it becomes aware during such period that would have a Purchaser Material Adverse Effect.

     Section  5.7     Confidentiality.

     (a) From the date hereof through the Closing Date, Purchaser, its Affiliates and their respective representatives shall keep all non-public information with respect to Seller, the Company, HNL and their Affiliates provided to it by Seller or any of its representatives in connection with the transactions contemplated hereby strictly confidential, and shall not disclose any of the same without obtaining Seller's prior written consent, unless otherwise required by applicable Law or Governmental Authority. In the event that this Agreement is terminated, Purchaser and its Affiliates shall return to Seller all non-public documents, and copies thereof, provided to Purchaser or its Affiliates by Seller or any of its representatives, and shall otherwise continue to comply with the foregoing provisions of this Section 5.7. From and after the Closing Date, Purchaser and its Affiliates and their respective representatives shall keep, and Purchaser shall cause the Company and its representatives to keep, all non-public information with respect to Seller, its Affiliates other than the Company, and the pre-Closing business and operations of the Company and HNL provided to it by Seller, the Company, HNL or any of their representatives strictly confidential, and shall not disclose any of the same without obtaining Seller's prior written consent unless otherwise required by applicable Law or Governmental Authority. Before any disclosure of information, Purchaser shall give reasonable prior notice to Seller of the intended disclosure and, if requested by Seller, shall use reasonable efforts to obtain a protective order or similar protection for Seller, HNL and the Company.

     (b) Seller and its representatives shall keep all non-public information with respect to Purchaser and its Affiliates provided to it by Purchaser or any of its representatives in connection with the transactions contemplated hereby strictly confidential, and shall not disclose any of the same without obtaining Purchaser's prior written consent unless otherwise required by applicable Law or Governmental Authority. Before any disclosure of information, Seller shall give reasonable prior notice to Purchaser of the intended disclosure and, if requested by Purchaser, shall use reasonable efforts to obtain a protective order or similar protection for Purchaser. In the event that this Agreement is terminated, Seller shall return to Purchaser all non-public documents, and copies thereof, provided to Seller by Purchaser or any of its representatives.

          Section 5.8 Publicity. Except as may be required under applicable Law or stock exchange rules, from the date hereof through the Closing Date, each of the parties hereto shall use its best efforts to prevent, and shall cause its Affiliates and all representatives to not engage in, encourage or support any publicity, announcement or disclosure of any kind or form in connection with this Agreement or the transactions contemplated hereby, unless the parties hereto agree in advance on the form, timing and content of any such publicity, announcement or disclosure, whether to the financial community, Governmental Authorities or members of the public. If any such announcement or disclosure is required by applicable Law or stock exchange rules, the party required to make such disclosure shall use its reasonable best efforts to provide the other party with prior notice of the required disclosure. Notwithstanding the foregoing, Seller acknowledges that Purchaser will be required to disclose and generally describe this Agreement and the Transactions contemplated by this Agreement in public filings with the Securities and Exchange Commission. Purchaser shall share drafts of any filings Purchaser is required to make with the Securities and Exchange Commission prior to making such filings and

Purchaser shall incorporate any revisions to such filings reasonably requested by Seller which are provided to Purchaser by Seller within ten (10) days after receipt by Seller of a proposed draft of such filing. The parties shall jointly prepare and issue a press release regarding the Transactions, in such form as is mutually agreeable to the parties.

     Section 5.9 Distribution of Excess Tangible Net Equity. At or prior to the Closing, subject to receipt of all necessary regulatory approvals therefor, except for that portion of the Excess Tangible Net Equity related solely to the Government Sponsored Contracts of the Company set forth in Schedule 2.14, Seller
                                                           -------------
shall cause the Company to dividend or otherwise distribute to Seller that portion of the Excess Tangible Net Equity authorized by the Department. If the Government Sponsored Contracts are removed from the Company prior to Closing, that portion of the Excess Tangible Net Equity related solely to the Government Sponsored Contracts of the Company and set forth in Schedule 2.14 shall be paid
                                                     -------------
by Purchaser to Seller on the last calendar day of the first full calendar quarter following the Closing Date.

     Section 5.10 Transfer of HNL Contracts. At the Closing, subject to receipt of necessary regulatory approvals therefor, if any, and subject to the limitations of Section 2.5 hereof, Seller shall cause HNL to transfer and assign to Purchaser, or its Designee, all of HNL's right, title and interest in the HNL Contracts; and Purchaser or its Designee shall assume the liabilities of HNL under  the  HNL  Contracts  provided,  however,  that  neither Purchaser nor any
                            --------   -------
Purchaser Designee shall assume (x) any obligation to pay any amounts (whether or not due at Closing) arising under the HNL Contracts prior to the Closing, or
(y) any liability attributable to a failure by HNL to comply with the foregoing prior to the Closing Date. Any such assignment and transfer shall be evidenced by an assignment and assumption agreement or such other agreement as the parties reasonably determine is necessary or appropriate.

     Section 5.11 Replacement of Vision Benefits of Joint Health Net Subscribers. Purchaser and Seller shall comply with the provisions of Section
2.6 relating to the pre-paid vision HMO contracts of the Company and the vision PPO and vision indemnity insurance policies of HNL providing vision benefits to Joint Health Net Subscribers.

     Section 5.12 Replacement of Seller Employee Vision Contracts and Policies. Purchaser and Seller shall comply with the provisions of Section 2.8 relating to the pre-paid vision HMO contracts of the Company and the vision PPO and vision indemnity insurance policies of HNL providing vision benefits to employees of Seller or any Affiliate of Seller.

     Section 5.13 Transfer of Government Sponsored Contracts. At or prior to the Closing, subject to receipt of any necessary regulatory approvals therefor, Seller shall cause the Government Sponsored Contracts to be removed or transferred from the Company.

     Section 5.14 Reinsurance Agreement. Seller and Purchaser shall cause their respective Affiliates to enter into, effective as of the Closing Date, the Reinsurance Agreement.

     Section 5.15 Administrative Services Agreement. Seller and Purchaser or its Designee shall enter into, effective as of the Closing Date, the Administrative Service Agreement.

     Section 5.16 Transition Service Agreement. Seller and Purchaser shall negotiate in good faith and enter into on or after the Closing, the Transition Service Agreement.

     Section 5.17 Network Access Agreement. Seller and Purchaser shall cause their respective Affiliates to enter into, effective as of the Closing Date, the Network Access Agreement.

     Section 5.18 Termination of Contracts. Except for any (i) inter-Affiliate contracts necessary to administer the Vision Business on or after the Closing Date, and (ii) any contract under which the Company is obligated to provide, arrange for the provision of, or indemnify for the costs of vision services and supplies of the employees of Seller and its Affiliates, all contracts between the Company and any Affiliate of the Company shall be terminated effective as of the Closing Date. Seller and Purchaser agree to use their commercially reasonable efforts and exercise good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary and proper to settle expeditiously any obligations arising from any inter-Affiliate contract terminated as required by this Section 5.18.

     Section  5.19     Employment  Matters;  Severance.

     (a) Purchaser may, but is not required by this Agreement, to offer continued employment to the Employees after the Closing Date. Purchaser shall pay all costs associated with any such continued employment, including all salary, benefits, relocation expenses, and other compensation to Employees accruing from and after the Closing Date. Schedule 5.19 contains a summary of
                                             -------------
the benefit plans and arrangements Purchaser intends to provide Employees retained after the Closing. Not later than ninety (90) days prior to the Closing Date, Purchaser shall provide Seller with a list of those Employees it intends to retain after the Closing (the "Retained Employees") and the list of Retained Employees may be amended by Purchaser prior to Closing unless any proposed amendment would result in any cost, liability or prejudice to Seller or any Employee. Purchaser shall offer or cause the Company to offer Retained Employees cash compensation for a period of six (6) months after the Closing equivalent to their most recent base compensation immediately preceding the
Closing  Date,  provided,  however,  Purchaser shall have the right to negotiate
                --------   -------
with individual Retained Employees for the purpose of offering such Retained Employees alternative positions with cash compensation appropriate for such positions which may be less than their most recent base compensation immediately preceding the Closing Date. On or prior to the Closing Date, Seller may terminate or transfer any Employee other than the Retained Employees. Any Employee not terminated or transferred by Seller prior to the Closing Date may be terminated by Purchaser, at its option, after the Closing Date utilizing the criteria applied by Purchaser for such terminations as of the date hereof. Any Employee terminated by Purchaser after Closing pursuant to this Section 5.19 shall be provided severance (i) according to Seller's severance policy set forth as Exhibit D hereto, if such Employee is terminated by Purchaser at Closing or
    ----------
within the six (6) month period immediately following the Closing; or (ii) according to Purchaser's then current severance policy, if such Employee is terminated after expiration of such six (6) month period. Calculation of all employee benefits provided to Retained Employees by Purchaser, including but not limited to, severance for any Retained Employee terminated by Purchaser after the expiration of the six (6) month period shall include credit for such Retained Employee's time as an employee of the Company or Health Net Dental, Inc.

     (b) Seller shall provide any notice required by WARN resulting from the termination of Employees prior to the Closing Date, and Purchaser shall provide any notice required by WARN resulting from the termination of any Retained Employees.

     Section 5.20 Name Change. Purchaser shall cease using any and all trade names, trademarks, logos and trade dress belonging to Seller or its Affiliates, including, without limitation, those containing the words "Health Net" "Health Net Vision," "Health Net Life" or any other name, term or identification that suggests, simulates or is confusing due to its similarity to any of the foregoing, in its literature, inventory, products, labels packaging, supplies or other materials relating to the Company as soon as practicable, but in any event, subject to any applicable approval by Governmental Authorities, within one hundred and twenty (120) days after the Closing Date. After one hundred and twenty (120) days after the Closing Date, any inventory of Company supplies utilized by Purchaser shall be relabeled (by sticker or other reasonable method) with Purchaser's own trade name and trade marks. Insofar as the Company's name is used in the Company's outstanding agreements, Purchaser and the Company shall be entitled to use the names set forth therein to the extent necessary to enforce fully the provisions of those agreements until the termination or renewal of those agreements in the ordinary course.

     Section 5.21 Interaffiliate Accounts. The parties acknowledge that all interaffiliate accounts of the Company may not be settled as of the Closing and that any post-Closing settlements of interaffiliate accounts shall be settled within sixty (60) days after the Closing, provided that any further adjustments required thereafter shall be taken into account in the preparation of the Final Balance Sheet. Purchaser agrees to cooperate as necessary to settle any such interaffiliate accounts.

     Section  5.22  Non-Competition.  Except as provided below, during the sixty
(60) months immediately following the Closing Date, neither Seller nor any of its Affiliates (a "Seller Entity") shall, without the prior written consent of Purchaser, directly or indirectly acquire a majority interest (whether by merger, consolidation, purchase of stock or assets, or otherwise) of any Competitor (as defined below).

     For purposes of this Section, a "Competitor" shall mean an entity that derives 25% or more of its gross revenue during the calendar year next preceding the date of determination, from commercial vision HMO, commercial vision PPO or commercial vision indemnity insurance business in California. Notwithstanding the foregoing, the restrictions contained in this Section 5.22 shall not prohibit the acquisition by a Seller Entity of ownership of an entity that offers or operates a commercial vision HMO, commercial vision PPO or commercial vision indemnity insurance business in California and is part of an organization with multiple businesses (a "Multi-Business Company"), whether the ownership by a Seller Entity results from the consummation of a transaction in which the Multi-Business Company is either acquired by a Seller Entity or in which the Multi-Business Company acquires a Seller Entity, or by merger or consolidation; provided that the commercial vision HMO, commercial vision PPO and commercial
--------
vision indemnity insurance business of the Multi-Business Company does not account for more than thirty (30%) percent of the annual gross revenues of the combined operations of the Multi-Business Company and the Seller Entity.

                                   ARTICLE VI
                      CONDITIONS TO PURCHASER'S OBLIGATIONS
                      -------------------------------------

     The obligation of Purchaser to purchase the Shares at the Closing is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     Section 6.1 Representations, Warranties and Covenants. All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any such representation and warranty that is given as of a particular date and relates solely to a particular date or period shall be true as of such date or period, and Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date. Seller shall have delivered to Purchaser a certificate dated the Closing Date and signed by an executive officer of Seller to the foregoing effect.

     Section 6.2 No Proceeding or Litigation. No injunction, order, decree or other relief having the force of law shall have been issued by any judicial authority or Governmental Authority and be in effect, restraining, prohibiting, modifying or preventing the consummation of the transactions contemplated hereby. No action, suit or proceeding shall have been instituted and be continuing by any Governmental Authority or any other Person to restrain, modify or prevent the consummation of the transactions contemplated hereby.

     Section 6.3 Corporate Action. Seller shall have delivered to Purchaser a copy of the resolutions duly adopted by the Board of Directors of Seller authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated hereby by Seller, certified by the Secretary or an Assistant Secretary of Seller.

     Section 6.4 Consents and Approvals. All approvals, authorizations, consents and other actions required to be obtained from, and all filings and notices required to be made with or given to, any judicial authority or Governmental Authority in connection with the transactions contemplated by this Agreement shall have been obtained, made or given, as the case may be, and shall be in full force and effect (without any term, condition or restriction reasonably unacceptable to Purchaser), and any waiting period required by applicable Law or any Governmental Authority shall have expired or been earlier terminated. Purchaser shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations, consents and other actions, the making of such filings and the giving of such notices.

     Section 6.5 Transfer of Government Sponsored Contacts. Seller shall have caused the Government Sponsored Contracts to be removed from the Company.

     Section 6.6 Resignation of Officers and Directors. Seller shall have caused the officers and directors of the Company to have tendered to the Company their resignations as officers and directors of the Company, effective as of the Closing Date.

     Section 6.7 Transfer of HNL Contracts. Subject to the limitations contained in Section 2.5, Seller shall have caused HNL to assign or otherwise transfer the HNL Contracts to Purchaser, or its Designee.

     Section 6.8 Administrative Services Agreement. Purchaser, or its Designee, and Health Net of Arizona, Inc. shall have entered into the Administrative Services Agreement.

     Section 6.9 Transfer of Books and Records. HNL and Seller shall transfer to Purchaser or its Designee the Books and Records.

     Section 6.10 Reinsurance Agreement. HNL and SafeHealth shall have entered into the Reinsurance Agreement.

     Section 6.11 Network Access Agreement. Seller and Purchaser shall have entered into the Network Access Agreement.

          Section 6.12 Transition Services Agreement. Seller and Purchaser shall have entered into the Transition Services Agreement.


                                   ARTICLE VII
                       CONDITIONS TO SELLER'S OBLIGATIONS
                       ----------------------------------

     The obligation of Seller to sell the Shares to Purchaser at the Closing is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     Section 7.1 Representations, Warranties and Covenants. All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, and Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date. Purchaser shall have delivered to Seller a certificate dated the Closing Date and signed by an executive officer of Purchaser to the foregoing effect.

     Section 7.2 No Proceeding or Litigation. No injunction, order, decree or other relief having the force of law shall have been issued by any judicial authority or Governmental Authority and be in effect, restraining, prohibiting, modifying or preventing the consummation of the transactions contemplated hereby. No action, suit or proceeding shall have been instituted and be continuing by any Governmental Authority or any other Person to restrain, modify or prevent the consummation of the transactions contemplated hereby.

     Section 7.3 Corporate Action. Purchaser shall have delivered to Seller a copy of the resolutions duly adopted by the Board of Directors of Purchaser authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated hereby by Purchaser, certified by the Secretary or an Assistant Secretary of Purchaser.

     Section 7.4 Consents and Approvals. All approvals, authorizations, consents and other actions required to be obtained from, and all filings and notices required to be made with or given to, any judicial authority or Governmental Authority in connection with the transactions contemplated by this Agreement shall have been obtained, made or given, as the case may be, and shall be in full force and effect (without any term, condition or restriction reasonably unacceptable to Seller), and any waiting period required by applicable Law or any Governmental Authority shall have expired or been earlier terminated. Seller shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations, consents and other actions, the making of such filings and the giving of such notices.

     Section 7.5 Purchase Price. Seller shall have received the Purchase Price in the manner specified in Section 2.13.

     Section 7.6 Administrative Services Agreement. Purchaser, or its Designee, and Health Net of Arizona, Inc. shall have entered into the Administrative Services Agreement.

     Section 7.7 Reinsurance Agreement. HNL and SafeHealth shall have entered into the Reinsurance Agreement.

     Section 7.8 Network Access Agreement. Seller and Purchaser shall have entered into the Network Access Agreement.

     Section 7.9 Transition Services Agreement. Seller and Purchaser shall have entered into the Transition Services Agreement.


                                  ARTICLE VIII
                    SURVIVAL, INDEMNIFICATION AND ARBITRATION
                    -----------------------------------------

     Section 8.1 Survival. The representations and warranties of the parties contained herein, or in any Schedule hereto or certificate delivered as provided hereunder, shall survive until the second annual anniversary of the Closing Date (the "Survival Period").

     Section 8.2 Indemnification. Seller hereby agrees to indemnify Purchaser against and to hold Purchaser harmless from any damages, liabilities, losses or costs (including, without limitation, reasonable attorneys' fees and expenses) (i) arising out of or due to any inaccuracy in any representation or breach of any warranty of Seller contained herein (or in any Schedule hereto or certificate delivered as provided hereunder) or in any other Transaction Document to which it is party, or the breach or nonfulfillment of any covenant, agreement or other obligation of Seller under this Agreement or any other Transaction Document to which it is party, provided, however, that Seller shall
                                            --------  -------
have no liability to Purchaser as a result of the breach of any representation or warranty to the extent that Purchaser had actual knowledge that such representation or warranty was incorrect or untrue prior to the Closing Date, and (ii) arising out of or due to any Litigation pending or hereafter instituted respecting actions or omissions by the Company occurring prior to the Closing Date, including but not limited to, any matters set forth in Schedule 3.14. Any
                                                             -------------
provision or reserve for damages, liabilities, losses or costs relating to any Litigation pending or threatened against the Company included on Financial
Statements  of  the  Company  shall  be  reversed  prior  to  the  Closing.

     (a) Purchaser hereby agrees to indemnify Seller against and to hold Seller harmless from any damages, liabilities, losses or costs (including, without limitation, reasonable attorneys' fees and expenses) arising out of or resulting directly or indirectly from any inaccuracy in any representation or breach of any warranty of Purchaser contained herein (or in any Schedule hereto or certificate delivered as provided hereunder) or in any other Transaction Document to which it is party or the breach or nonfulfillment of any covenant, agreement or other obligation of Purchaser under this Agreement or any other Transaction Document to which it is party, provided, however, that Purchaser
                                               --------  -------
shall have no liability to Seller as a result of the breach of any representation or warranty to the extent that Seller had actual knowledge that such representation or warranty was incorrect or untrue prior to the Closing Date.

     (b) The right of any party hereto to indemnification shall be limited to claims asserted in writing delivered by such party to the other party hereto during the Survival Period. The indemnification to which either party hereto is entitled from the other party hereto pursuant to this Section 8.2 shall become effective only after the amount of such liability suffered or incurred by the party entitled to indemnification exceeds in the aggregate $100,000 and such liability shall be limited to those amounts in excess thereof. In any event, the maximum indemnification amount to which either party hereto is entitled from the other party hereto pursuant to this Section 8.2 shall not exceed $2,000,000.

     (c) Any dispute with respect to any amounts owed by Seller to Purchaser or by Purchaser to Seller under this indemnification provision shall be subject to arbitration as provided in Section 8.8 hereunder.

     (d) The party seeking indemnification under this Section (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any claim, suit, action or arbitration in respect of which indemnity may be sought under this Section. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such claim, suit, action or arbitration proceeding at its own expense. The Indemnifying Party shall not be liable under this Section for any settlement effected without its consent (which shall not be unreasonably withheld or delayed) of any claim, suit, action or proceeding in respect of which indemnity may be sought hereunder.

     Section  8.3     Treatment  of  Indemnity  Payments.

     (a) The parties agree that any payment made under Section 8.2 hereof will be treated by Seller and/or Purchaser on their Tax Returns as an adjustment to the Purchase Price. The amount which an Indemnifying Party is required to pay to, for or on behalf of the other party (hereinafter referred to as an "Indemnitee") pursuant to this Article VIII shall be adjusted (including, without limitation, retroactively) (i) by any insurance proceeds actually recovered by or on behalf of such Indemnitee in reduction of the related indemnifiable loss (the "Indemnifiable Loss") and (ii) to take account of any Tax benefit realized as a result of any Indemnifiable Loss. Amounts required to be paid, as so reduced, are hereinafter sometimes called an "Indemnity Payment." If an Indemnitee has received or has had paid on its behalf an Indemnity Payment for an Indemnifiable Loss and subsequently receives insurance proceeds for such an Indemnifiable Loss, or realizes any Tax benefit as a result of such Indemnifiable Loss, then the Indemnitee shall (i) promptly notify the Indemnifying Party of the amount and nature of such proceeds and benefits and
(ii) pay to the Indemnifying Party the amount of such insurance proceeds or Tax benefits or, if lesser, the amount of the Indemnity Payment.

     Section 8.4 Mitigation of Loss. Each Indemnitee is obligated to use reasonable efforts to mitigate the amount of any Loss for which it is entitled to seek indemnification hereunder, and the Indemnifying Party shall not be required to make any payment to an Indemnitee in respect of such Loss to the extent such Indemnitee failed to comply with the foregoing obligation.

     Section 8.5 Subrogation. Upon making any Indemnity Payment, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Loss to which the payment relate; provided, however, that until the Indemnitee recovers full
                      --------  -------
payment of its Loss, any and all claims of the Indemnifying Party against any such third party on account of such payment are hereby made expressly subordinated and subjected in right of payment of the Indemnitee's rights against such third party. Without limiting the generality of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above described subrogation and subordination rights.

     Section  8.6     Tax  Indemnification.  Notwithstanding  anything  in  this
Article VIII to the contrary, the rights and obligations of the parties with respect to indemnification (and all limitations applicable to such indemnification) for any and all representations, warranties, covenants, and other agreements set forth in Article IX shall be governed solely by the indemnification provisions of Article IX.

     Section 8.7 Exclusive Remedy. Following the Closing, the indemnities provided for in this Article VIII shall be the sole and exclusive remedies of the parties and their respective officers, directors, employees, Affiliates, agents, representatives, successors and assigns for any breach of or inaccuracy in any representation or warranty or any breach, nonfulfillment or default in the performance of any of the covenants or agreements contained in this Agreement (but not any such covenants or agreements to the extent they are by their terms to be performed after the Closing Date). The parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof (whether by contract, common law, statute, law, regulation or otherwise, including, without limitation, under the Racketeer Influence and Corrupt Organizations Act of 1970, as amended), all of which the parties hereby waive, provided, however, nothing
                                                      --------  -------
herein  is  intended  to  waive  any  claims  for  intentional  fraud.

Section  8.8     Arbitration.

     (a) In the event of any dispute between the parties hereto relating to, arising out of, or in connection with any provision of this Agreement or any other Transaction Document (hereinafter a "Dispute"), the parties to this Agreement and their representatives, designees, successors and assigns agree that any such Dispute shall be settled by binding arbitration to take place in Orange County, California; provided, however, that nothing herein shall preclude the parties from seeking equitable judicial relief pending arbitration, including but not limited to injunctive or other provisional relief. The parties agree that this agreement to arbitrate shall survive any termination of this Agreement or any other Transaction Document.

     (b) Any arbitration hereunder shall be conducted by a single arbitrator chosen from the panel of arbitrators of the Judicial Arbitration & Mediation Services ("JAMS") with experience and expertise in the vision HMO or vision indemnity insurance business. If a JAMS arbitrator with specific experience in the vision HMO or vision indemnity insurance business is not available, the arbitrator must have general experience in the health insurance industry. Within ten (10) days of notice of a Dispute from Seller to Purchaser or notice from Purchaser to Seller, the Seller and Purchaser shall use their best efforts to choose a mutually agreeable arbitrator. If the Purchaser and the Seller cannot agree on an arbitrator, the arbitrator shall promptly be selected by JAMS.

     (c) The party submitting a Dispute to arbitration hereunder shall present its case to the arbitrator and the other party hereto in written form within twenty (20) days after the appointment of the arbitrator. The other party hereto shall then have twenty (20) days to submit a written response to the arbitrator and the original party who submitted the Dispute to arbitration. After timely receipt of each party's case, the arbitrator shall have twenty (20) days to render his or her decision.

     (d) The arbitrator is relieved from judicial formalities and, in addition to considering the rules of law, the limitations contained in this Agreement and the customs and practices of the health care industry, shall make his or her award with a view to effectuating the intent of this Agreement. The decision of the arbitrator shall be final and binding upon the parties, and judgment may be entered thereon in a court of competent jurisdiction. Each party shall bear its own cost of arbitration, and the costs of the arbitrator shall be shared equally among each party to a Dispute.

                                   ARTICLE IX
                                   TAX MATTERS
                                   -----------

     Section 9.1 Seller Indemnification. Seller shall be liable for, and shall indemnify and hold Purchaser harmless against, all Taxes of the Company payable for any taxable year or taxable period ending on or before the Closing Date, but only to the extent such Taxes exceed the amount of Taxes that have been reserved for in the Financial Statements, and any premium taxes arising on account of any premium with respect to the HNL Vision Business allocable to coverage prior to the Closing Date. To appropriately apportion any income Taxes relating to any taxable year beginning before (and ending after) the Closing Date, the parties shall apportion such income Taxes to the taxable period ending on or before the Closing Date by a closing of the Company's books consistent with its past practice for reporting items, except that (i) exemptions, allowances or deductions that are calculated on a time basis, such as the deduction for depreciation, shall be apportioned on a time basis and (ii) all Taxes relating to actions outside the ordinary course of business, occurring after the Closing shall be apportioned to the period ending after the Closing Date and all Taxes relating to actions outside the ordinary course of business, occurring prior to the Closing shall be apportioned to the period ending on the Closing Date. To appropriately apportion any non-income Taxes relating to any taxable year beginning before (and ending after) the Closing Date, the parties shall apportion such non-income Taxes to the taxable period ending on or before the Closing Date as follows: (x) ad valorem Taxes (including, without
                                       -----------
limitation, real and personal property taxes ) shall be accrued on a daily basis over the period for which such Taxes are levied, or if it cannot be determined over the period such Taxes are being levied, over the fiscal period of the relevant taxing authority, in each case irrespective of the lien or assessment date of such Taxes, (y) all Taxes relating to actions outside the ordinary course of business occurring after the Closing shall be apportioned to the period ending after the Closing Date and (z) franchise and other privilege Taxes not measured by income shall be accrued on a daily basis over the period to which the privilege relates.

     Section 9.2 Purchaser and the Company Indemnification. Purchaser and the Company shall be liable for, and shall indemnify and hold Seller and any of its Affiliates harmless against, any and all Taxes imposed on the Company relating or apportioned to any taxable year or portion thereof ending after the Closing Date including, without limitation, all Taxes relating to actions outside the ordinary course of business occurring after the Closing, on the Closing Date.

     Section 9.3 Preparation of Tax Returns. Seller shall prepare and file, or cause to be filed, all Tax Returns (including amended Tax Returns) relating to the Company for any Tax period ending on or prior to the Closing Date. Purchaser shall prepare and file, or cause to be filed, all other Tax Returns relating to the Company.

     Section 9.4 Refunds or Credits. Purchaser or the Company shall promptly pay to Seller any refunds or credits (including interest paid by the IRS thereon) relating to Taxes for which Seller may be liable under Section 9.1 hereof except to the extent such refund or credit is included as an asset on the Closing Balance Sheet and used to calculate the Excess Tangible Net Equity. If Purchaser or Company receives a refund from the IRS relating to Taxes for which Seller may be liable under Section 9.1 hereof and fails to pay such refund to Seller within thirty (30) days of receipt, Purchaser shall pay interest on such refund at the rate of one-percent (1%) until such amount is paid to Seller. For purposes of this Section 9.4, the terms "refund" and "credit" shall include a reduction in Taxes and the use of an overpayment of Taxes as an audit or other Tax offset. Receipt of a refund shall occur upon the filing of a Tax Return or an adjustment thereto using such reduction, overpayment or offset, or upon the receipt of cash. Upon the request of Seller, Purchaser shall prepare and file, or cause to be prepared and filed, all claims for refunds relating to such
Taxes;  provided,  however,  that  Purchaser  shall not be required to file such
        --------   -------
claims for refund to the extent such claims for refund would have a Purchaser Material Adverse Effect in future periods or to the extent the claims for refund relate to a carryback of an item. Purchaser shall be entitled to all other refunds and credits of Taxes; provided, however, that Purchaser will not allow
                                --------  -------
the amendment of any Tax Return relating to any Taxes for a period (or portion thereof) ending on or prior to the Closing Date or the carryback of an item to a period ending prior to Closing without Seller's consent.

     Section  9.5     Section  338(h)(10)  Election.

     (a) Purchaser shall have the right, but not the obligation, to require Seller upon written request delivered to Seller within one hundred and eighty
(180) days after the Closing Date, to join with Purchaser in making the elections provided for in section 338(g) and section 338(h)(10) of the Code (the "338 Elections"). If Purchaser exercises its right to make the 338 Elections, Purchaser and Seller shall also make such other similar elections as may be necessary for state and local income tax purposes provided that such elections achieve substantially the same results to Purchaser, Seller and the Company as the 338 Elections achieve for federal income tax purposes and, for purposes of this Agreement, the term "338 Elections" shall be deemed to include any such state and local income tax elections. Purchaser and Seller shall comply fully with all filings and other requirements necessary to effectuate the 338 Elections on a timely basis and agree to cooperate in good faith with each other in the preparation and timely filing of all Tax Returns required to be filed in connection with the making of the 338 Elections, including the exchange of information and the joint preparation and filing of Form 8023 (including related schedules).

     (b) The fair market value, "aggregate deemed sales price," and "adjusted grossed-up basis" (as those terms are defined in the Treasury Regulations promulgated under section 338 of the Code) of each asset of the Company shall be determined in accordance with the allocation (the "Allocation") mutually agreed upon, in writing, by Purchaser and Seller. Purchaser and Seller shall (i) assist each other in the preparation of the Allocation; (ii) agree to act in accordance with the Allocation in the preparation and filing of all Tax Returns and in the course of any tax audits, appeals, or litigation relating thereto; and (iii) each notify the other as soon as reasonably practicable of any audit adjustment or proposed audit adjustment by any taxing authority that affects or may affect the Allocation.

     (c) If Purchaser and Seller make the 338 Elections, the Tax attributable to the gain realized by the Company on the deemed sale of its assets pursuant to the 338 Elections shall be allocated and paid (i) by Seller, to the extent of the amount of Tax that, if the 338 Elections had not been made, would have been imposed on the gain realized by Seller on the sale of the Shares pursuant to this Agreement, and (ii) by Purchaser, to the extent of the remaining portion of such Tax . Any Tax imposed upon Seller that is attributable to the 338 Elections and that is in excess of the amount described in clause (i) of the immediately preceding sentence shall be paid by Purchaser to Seller at least five (5) Business Days prior to the due date for payment of such Tax (the "Additional Tax Reimbursement").

     (d) For purposes of Section 9.5(c), the "amount of the Tax that, if the 338 Elections had not been made, would have been imposed on the gain realized by Seller on the sale of the Shares pursuant to this Agreement" shall be the excess of (i) the aggregate amount of Tax that would have been imposed on Seller (or the consolidated, combined, or unitary group of which Seller is a member) for the taxable period that includes the Closing Date if the 338 Elections had not been made over (ii) the aggregate amount of Tax that would have been imposed on Seller (or the consolidated, combined, or unitary group of which Seller is a member) for such taxable period if the 338 Elections had not been made and Seller recognized no gain on the sale of the Shares, and (iii) the amount of any additional taxes, both state and federal, owed by Seller as a result of the receipt of the Additional Tax Reimbursement. Within sixty (60) days following the Closing Date, Seller shall provide Purchaser a calculation of such excess, showing all information necessary to the computation, and which shall include a schedule that sets forth the determination (including any and all adjustments made pursuant to the federal consolidated tax return rules as provided in sections 1502 and 1503 of the Code and the Treasury Regulations promulgated pursuant to such sections) of Seller's adjusted tax basis in the Shares as of the Closing Date.

     (e) The Tax described in Sections 9.5(c) and 9.5(d) shall be increased or decreased, as the case may be, by any adjustments to such Tax that occur after the Closing Date.

     (f) Each party shall use its best efforts to minimize the amount of any Tax allocable to the other pursuant to Section 9.5(c).

     (g) Notwithstanding anything in this Article IX to the contrary, if Purchaser and Seller make the 338 Elections, Purchaser shall pay or cause to be paid all Tax allocable to Purchaser pursuant to Section 9.5(c).

     Section 9.6 Mutual Cooperation. As soon as practicable, but in any event within fifteen (15) days after either Seller's or Purchaser's request, as the case may be, Purchaser shall deliver to Seller or Seller shall deliver to Purchaser, as the case may be, such information and other data relating to the Tax Returns and Taxes of the Company and shall provide such other assistance as may reasonably be requested, to cause the completion and filing of all Tax Returns or to respond to audits by any taxing authorities with respect to any Tax Returns or taxable periods or to otherwise enable Seller, Purchaser or the Company to satisfy their accounting or Tax requirements. For a period of five years from and after the Closing, Purchaser and Seller shall, and shall cause their Affiliates to, maintain and make available to the other party, on such other party's reasonable request, copies of any and all information, books and records referred to in this Section 9.6. After such five-year period, Purchaser or Seller may dispose of such information, books and records, provided that prior to such disposition, Purchaser or Seller shall give the other party the opportunity to take possessions of such information, books and records.

     Section 9.7 Contests. Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which Seller is or may be liable under this Agreement, Purchaser shall, if informed of such an assertion, promptly inform Seller within five (5) Business Days, and Seller shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affect the amount of Taxes for which Seller may be liable under the Agreement. If Purchaser fails to provide such notice and such failure shall prejudice Seller's ability to defend such assessment, then Seller's obligation under Section 9.1 shall be null and void with regard to such assessment. Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which Purchaser is liable under this Agreement, Purchaser shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute, except to the extent such proceedings affect the amount of Taxes for which Seller may be liable under this Agreement.

     Section 9.8 Survival of Obligations. The obligations of the parties set forth in this Article IX shall be unconditional and absolute, and shall remain in effect until thirty (30) days after the expiration of the applicable statute of limitations.

                                    ARTICLE X
                                   TERMINATION
                                   -----------

     Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

     (a)     by  mutual  agreement  of  the  parties  hereto  in  writing;

     (b) at the election of either party hereto if any of the conditions to its obligation to consummate the transactions contemplated hereby have not been fulfilled as of September 30, 2003 (the "Optional Termination Date"), provided,
                                                                       --------
however,  that  in the event the Closing of the transactions contemplated hereby
-------
has not occurred prior to the Optional Termination Date solely because of the failure to obtain consents, approvals, permits or authorizations as required by the conditions set forth in Sections 6.4 or 7.4, despite the responsible party using its commercially reasonable efforts to obtain such consents, approvals permits or authorizations, the Optional Termination Date will automatically be amended to be December 31, 2003.

     Section 10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall thereafter become void and of no force and effect, and neither party hereto shall have any liability to the other party hereto in respect of this Agreement, except that Sections 5.7 (Confidentiality), Section 8.8 (Arbitration) and 11.2 (Fees and Expenses), and this Article X shall survive any such termination.

                                   ARTICLE XI
                                  MISCELLANEOUS
                                  -------------

     Section 11.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by hand by certified process server, certified or registered mail (postage prepaid and return receipt requested), by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or by facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type). Notices shall be effective upon receipt and shall be addressed as follows:

     (a)     if  to  Purchaser  to:

                              SafeGuard Health Enterprises, Inc.
                              95 Enterprise, Suite 100
                              Aliso Viejo, California 92656
                              Attn.: James E. Buncher
                              President and Chief Executive Officer
                              Tel: (949) 425-4100
                              Fax: (949) 425-4101

                         with a copy to:

                              Ronald I. Brendzel
                              Senior Vice President and General Counsel
                              SafeGuard Health Enterprises, Inc.
                              95 Enterprise, Suite 100
                              Aliso Viejo, California 92656
                              Tel: (949) 425-4110
                              Fax: (949) 425-4586

                         and

                              David K. Meyercord
                              Strasburger and Price, LLP
                              901 Main Street, Ste. 4300
                              Dallas, Texas 75202-3794
                              Tel: (214) 651-4525
                              Fax: (214) 659-4023

     (b)     if  to  Seller  to:

                              Health Net, Inc.
                              Att: General Counsel
                              21650 Oxnard Street
                              Woodland Hills, California 91367
                              Tel: (818) 676-7601
                              Fax: (818) 676-7503
                         with  a  copy  to:

                              Kenneth B. Schnoll
                              Sonnenschein Nath & Rosenthal
                              685 Market Street
                              San Francisco, CA 94105
                              Tel: (415) 882-0210
                              Fax: (415) 543-5472

or to such other respective addresses as Seller or Purchaser shall designate to the other by notice in writing, provided that notice of a change of address shall be effective only upon receipt.

     Section 11.2 Fees and Expenses. Except as otherwise provided herein, each of the parties to this Agreement shall pay its respective fees and expenses (including, without limitation, the fees and expenses of any investment bankers, counsel, actuaries, accountants or other representatives) incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated.

     Section 11.3 Entire Agreement; Waivers and Amendments. This Agreement (including the Exhibits and the Schedules hereto) and the other Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements written or oral, with respect hereto and thereto. This Agreement and the other Transaction Documents may be amended or modified, and the terms hereof and thereof may be waived, only by a writing signed by parties hereto or thereto, as the case may be, or, in the case of a waiver, by the party waiving compliance.

     Section 11.4 Assignment; Binding Effect. This Agreement and the other Transaction Documents may not be assigned or delegated, in whole or in part, by any party hereto or thereto without the prior written consent of the other hereto or thereto, which consent shall not be unreasonably withheld. This Agreement and the other Transaction Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective permitted successors and assigns.

     Section 11.5 Severability. In the event that any provision of this Agreement or any other Transaction Document shall be declared invalid or unenforceable by a court of competent jurisdiction, such provision, to the extent declared invalid or unenforceable, shall not affect the validity or enforceability of the other provisions of this Agreement or any other Transaction Document, as the case may be. In the event that any such provision shall be declared unenforceable due to its scope, breadth or duration, then it shall be modified to the scope, breadth or duration permitted by law or judicial authority and shall continue to be fully enforceable as so modified.

     Section 11.6 Force Majeure. No party hereto shall be liable for any delay or failure in the performance of any obligation under this Agreement or for any loss or damage (including indirect or consequential damage) to the extent that such nonperformance, delay, loss or damage results from any contingency which is beyond the control of such party, provided such contingency is not caused by the fault or negligence of such party. A contingency for purposes of this Agreement shall be acts of God, fires, floods, earthquakes, explosions, storms, wars, hostilities, acts of terrorism, blockades, public disorders, quarantines, restrictions, embargoes, strikes or other labor disturbances, and compliance with any Law, order or control of, or insistence of any Governmental Authority or military authority.

     Section 11.7 Governing Law. This Agreement and the other Transaction Documents shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to the principles of conflicts of law thereof.

     Section 11.8 Headings. The Article and Section headings in this Agreement and the other Transaction Documents are inserted for convenience of reference only, and shall not affect the interpretation of this Agreement or the other Transaction Documents.

     Section 11.9 Counterparts. This Agreement and any of the other Transaction Documents may be executed in counterparts, each of which shall be deemed an original and both of which shall together constitute one fully executed agreement.

     Section 11.10 No Third Party Beneficiaries. Nothing in this Agreement or in any other Transaction Document is intended to give any Person, other than the parties to the Transaction Documents, their successors, and permitted assigns, any legal or equitable right or remedy hereunder or thereunder, or in respect to any provision hereof or thereof.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first above written.

                                SAFEGUARD  HEALTH  ENTERPRISES,  INC.
                                     Purchaser


                                By:    /s/  James  E.  Buncher
                                       -----------------------
                                       Name:  James  E.  Buncher
                                       Title: President and Chief Executive
                                              Officer


                                HEALTH  NET,  INC.
                                     Seller


                                By:    /s/  B.  Curtin  Westen
                                       -----------------------
                                       Name:  B.  Curtis  Westen
                                       Title: Senior  Vice  President,
                                              General  Counsel  and  Secretary

                              DISCLOSURE SCHEDULES
                              --------------------

THE SECTION NUMBERS IN THE DISCLOSURE SCHEDULES CORRESPOND TO THE SECTION NUMBERS IN THE PURCHASE AND SALE AGREEMENT PROVIDED, HOWEVER, IT IS ACKNOWLEDGED BY THE PARTIES THAT ANY INFORMATION DISCLOSED HEREIN UNDER ANY SECTION NUMBER SHALL BE DEEMED TO BE DISCLOSED AND INCORPORATED IN EVERY OTHER SECTION OF THE AGREEMENT. NOTHING HEREIN CONSTITUTES AN ADMISSION OF LIABILITY OF THE SELLER OR AN ADMISSION AGAINST THE INTEREST OF SELLER.

2.1      Material  assets  and  Properties  Owned  or  Leased  by  the  Company

2.4      HNL  Contracts

2.6      Joint  Health  Net  Subscribers

2.14     Excess  Tangible  Net  Equity Related to Government Sponsored Contracts

2.15     Purchase  Price  Allocation

3.3      No  Violation  or  Breach

3.4      Consents  and  Approvals

3.5      Organization  and  Qualification  of  the  Company

3.6      Organization  and  Qualification  of  HNL

3.10(b)  Undisclosed  Liabilities

3.10(c)  Aged  Accounts  Receivable

3.10(e)  HNL  Financial  Information

3.11     No  Material  Adverse  Change

3.12     Permits

3.13     Compliance  with  Law

3.14     Legal  Proceedings

3.15(a)  Material  Contracts

3.15(b)  Vision  Provider  Contracts

3.15(e)  Management  Contracts

3.15(g)  Commission  Agreements

3.15(h)  Producer  Agreements

3.15(i)  Network  Lease  Agreements

3.16(a)  Employees

3.16(b)  Employer  Contracts

3.16(c)  Employer  Loans  and  Guarantees

3.16(d)  Consultant  List

3.16(e)  Leased  Employers  and  Temporary  Employees

3.17     Employee  Benefit  Plans

3.18     No  Brokers

3.19     Title  and  Condition  of  Properties

3.21     Insurance

3.23     Information  Technology  and  Software

3.24     Transactions  with  Affiliates

3.25     Improper  Payments

4.3     No  Violation  or  Breach  (Purchase)

4.4     Consents  and  Approvals  (Purchaser)

4.5     Legal  Proceedings  (Purchaser)

5.1     Conduct  of  Business

5.19     Employee  Benefit  Plans  (Purchaser)

                                    EXHIBIT A
                              REINSURANCE AGREEMENT
                              ---------------------

                                    EXHIBIT B
                        ADMINISTRATIVE SERVICES AGREEMENT
                        ---------------------------------

                                    EXHIBIT C
                            NETWORK ACCESS AGREEMENT
                            ------------------------

                                    EXHIBIT D
                           HEALTH NET SEVERANCE POLICY
                           ---------------------------